As filed with the Securities and Exchange Commission on October 29, 1996

                         Registration No. 333-

                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C.  20549
                                                     FORM SB-2
                                              REGISTRATION STATEMENT
                                                       Under
                                            THE SECURITIES ACT OF 1933

                                        GENISYS RESERVATION SYSTEMS, INC.
                                    (Name of small business issuer in charter)

    New Jersey                        7872                      22-2719541
(State or other                    (Standard Industrial         (IRS Employer
 jurisdiction of                    Primary Classification       I.D. Number)
 incorporation                         Code Number)
 or organization)

                                  (Address and telephone number, of registrant's
                                           principal executive offices)

                                           2401 Morris Avenue, 3rd Floor
                                              Union, New Jersey 07083
                                                  (908) 810-8767

                                    (Address of principal place of business or
                                       intended principal place of business)

                  (Name, address and telephone number, of agent for service)

                                                   JOHN H. WASKO
                                       c/o Genisys Reservation Systems, Inc.
                                           2401 Morris Avenue, 3rd Floor
                                              Union, New Jersey 07083
                                                  (908) 810-8767

                                   Please send a copy of all communications to:

         DAVID W. SASS, ESQ.                              William J. Davis
         McLaughlin & Stern, LLP                        Scheichet & Davis, P.C.
         260 Madison Avenue                        505 Park Avenue, 20th Floor
         New York, New York 10016                   New York, New York 10022
         (212) 448-1100                                    (212) 688-3200
         Fax(212) 448-0066                               Fax(212) 371-7634

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box [x]


                                          ------------------------------

                                CALCULATION OF REGISTRATION FEE

Title of Each          Amount     Proposed Maximum   Proposed Maximum    Amount
Class of Security      Being      Offering Price     Aggregate Offering   of
Registration                                                              Fee
Being Registered      Registered  Per Unit/Share (1)      Price

--------------------------------------------------------------------------

Shares of Common Stock  920,000    $5.00                 $4,600,000  $1,393.94
$.0001 par value(2)     Shares

Class A Common Stock   1,495,000   $0.20                 $  298,800    $ 90.53
Warrants(2)             Warrants

Shares of Common Stock  1,495,000  $5.75                 $8,596,250   $2,604.92
underlying the Class A    Shares
Warrants(2)(3)

Class B Common Stock    920,000   $0.10                  $  92,000    $   27.88
Warrants(2)             Warrants

Shares of Common Stock  920,000   $6.75                 $6,210,000   $1,881.82
underlying the Class B  Shares
Warrants(2)(3)

Shares of Common Stock  287,500   $5.75                 $1,653,125    $ 500.95
underlying Class A       Shares
Warrants issued in a
private placement

Underwriter's Warrant  80,000   $.0001                  $  8         $     .01
to purchase Common     Shares
Stock

Class A Warrants     130,000    $.0001                 $  13         $     .01
                    Warrants

Class B Warrants    80,000     $.0001                  $  8          $     .01
                   Warrants

Underwriter's
Shares             80,000     $6.00                  $  480,000      $  145.45
of Common Stock    Shares

Shares of Common
Stock             130,000    $6.90                  $ 897,000         $ 271.82
Underlying        Shares
Under-
writer's Warrant
to Purchase Class A
Warrants(3)

Shares of Common
 Stock            80,000     $8.10                 $ 648,000          $ 196.36
                   Shares
Underlying Under-
writer's Warrant to
Purchase Class B
Warrants(3)

TOTAL                                                               $ 7,614.66

(1)      Estimated solely for the purpose of calculating the registration fee.

(2) Includes an additional 120,000 shares of Common Stock, 195,000 Class A Warrants and shares underlying the Class A Warrants and 120,000 Class B Warrants and shares underlying the Class B Warrants.

(3) Pursuant to Rule 416 there are also being registered such additional shares as may be issued as a result of the anti-dilution provisions of the Common Stock Purchase Warrants and the Representative's Warrant.





         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                              EXPLANATORY NOTE


         This registration statement covers the primary offering of Common Stock and Class A and Class B Redeemable Warrants by Genisys Reservation Systems, Inc. ("Company") and the offering of securities by certain selling stockholders
("Selling Stockholders"). The Company is registering, under the primary prospectus ("Primary Prospectus") 800,000 Shares of Common Stock, 1,300,000 Class A Redeemable Warrants, and 800,000 Class B Redeemable Warrants. The Selling Stockholders are registering, under an alternate prospectus ("Alternate Prospectus"), 287,500 shares of Common Stock underlying outstanding Class A Warrants. The Alternate Prospectus pages, which follow the Primary Prospectus, contain certain sections which are to be combined with all of the sections contained in the Primary Prospectus, with the following exceptions: The front and back cover pages, and the sections entitled "The Offering" and "Selling Stockholders." In addition, the sections entitled "Concurrent Sales" and "Plan of Distribution" will be added to the Alternate Prospectus. Furthermore, all references contained in the Alternate Prospectus to the "Offering" shall refer to the Company`s offering under the Primary Prospectus.

                                  GENISYS RESERVATION SYSTEMS, INC.
                                     Cross Reference Sheet

Item     Caption                                          Location

1. Forepart of Registration Statement     Outside Front Cover Page and Outside
   Front Cover Page of Page
   Prospectus

2. Inside Front and Outside Back Cover       Inside Front and Outside Pages of
   Prospectus                                 Outside Back Cover Pages

3. Summary Information and Risk Factors      Prospectus Summary; Risk Factors

4. Use of Proceeds                           Use of Proceeds

5. Determination of Offering Price           Underwriting; Risk Factors

6. Dilution                                  Dilution

7. Selling Security Holders                  Not Applicable

8. Plan of Distribution                      Underwriting

9. Legal Proceedings                         Not Applicable

10. Directors, Executive Officers,           Management
    Promoters and Control Persons

11. Security Ownership of Certain             Principal Stockholders
    Beneficial Owners and Management

12. Description of Securities                Description of
                                             Securities

13. Interest of Named Experts and Counsel    Legal Matters; Experts

14. Disclosure of Commission Position on     Underwriting-
    Indemnification for Securities Act       Indemnification

15. Organization Within Last Five Years      Not Applicable

16. Description of Business                 Business; Risk Factors; Financial
                                            Statements; Selected Financial
                                            Data; Prospectus Summary; Use of
                                            Proceeds

17. Management's Discussion and Analysis    Management's Discussion and
    or Plan of Operation                    Analysis of Financial Condition
                                            and Results of Operation

18.      Description of Property           Business-Properties


19. Certain Relationships and Related      Certain Transactions
    Transactions

20. Market for Common Equity and Related       Market Information;
    Stockholder Matters                       Prospectus Summary

21. Executive Compensation                   Management-Executive
                                             Compensation

22. Financial Statements                    Financial Statements

23. Changes In and Disagreements With          Not Applicable
    Accountants on Accounting and
         Financial Disclosure

Subject to Completion dated October 29, 1996

PROSPECTUS


                                            GENISYS RESERVATION SYSTEMS, INC.

                                   800,000 Shares of Common Stock
                                 1,300,000 Class A Redeemable Warrants
                                 800,000 Class B Redeemable Warrants


Genisys Reservation Systems, Inc., a New Jersey corporation (the "Company"), hereby offers through R.D. White & Co., Inc. (the "Underwriter") 800,000 shares ("Shares") of Common Stock, par value $.0001, per share, ("Common Stock") and 2,100,000 redeemable warrants ("Redeemable Warrants"), 1,300,000 of which will be "Class A Redeemable Warrants" and 800,000 of which will be "Class B Redeemable Warrants," at an anticipated public offering price of $5.00 per share of Common Stock, $.20 per Class A Redeemable Warrant, and $.10 per Class B Redeemable Warrant (the Common Stock and Redeemable Warrants collectively referred to as the "Securities"). See "Underwriting."
         Each Redeemable Warrant shall be exercisable for a period of 48 months, commencing six (6) months from the date on which the registration statement (the "Registration Statement") of which this prospectus (the "Prospectus") forms a part is declared effective (the "Effective Date") by the Securities and Exchange Commission (the "Commission"). Each Class A Redeemable Warrant shall entitle the holder to acquire one share of Common Stock at a price equal to $5.75 per share. Commencing 12 months after the Effective Date, the Company will have the right at any time to redeem all, but not less than all, of the Class A Redeemable Warrants at a price equal to twenty cents ($.20) per Redeemable Warrant, provided that the closing bid price of the Common Stock equals or exceeds $6.25 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. Each Class B Redeemable Warrant shall entitle the holder to acquire one share of the Common Stock at a price equal to $6.75 per share. Commencing 12 months after the Effective Date, the Company will have the right at any time to redeem all, but not less than all, of the Class B Redeemable Warrants at a price equal to ten cents ($.10) per Redeemable Warrant, provided that the closing bid price of the Common Stock equals or exceeds $7.25 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. See "Descriptions of Securities."

AN INVESTMENT IN THE SECURITIES DESCRIBED HEREIN INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION."

SUCH SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL

OFFENSE.


                  Price to Public    Underwriting Discounts    Proceeds to
                                     and Commissions (1)       Company(2)

Per Share offered by        $5.00       $.50                    $4.50
Company............
Per Class A Redeemable      $.20        $.02                    $.18
Warrant offered by
Company..........

Per Class B Redeemable      $.10        $.01                    $.09
Warrant offered by
Company..........

Total(3).....         $4,340,000     $434,000             $3,906,000
--------------------------- --------------------------- -----------------

                                                     R.D. White & Co., Inc.
                                                              -----------------

                               The Date of this Prospectus is October 29, 1996


---------------

(1) Does not include additional underwriting compensation to be paid by the Company to the Underwriter in the form of a non-accountable expense allowance of $130,200 ("Non-Accountable Expense Allowance") equal to 3% of the aggregate initial public offering price of the Securities (or $149,730 assuming exercise in full of the Over-Allotment Option, as (defined below), $50,000 of which has been advanced to the Underwriter.

(2) Exclusive of exercise of the Over-Allotment Option (as defined below) and before deducting expenses payable by the Company estimated at $365,200 (including the Underwriter's Non-Accountable Expense Allowance of $130,200 payable by the Company). After deducting such expenses and applicable underwriting discounts, the net proceeds to the Company, exclusive of the exercise of the Over-Allotment Option (as defined below), will be approximately $3,540,800.

(3) The Company has granted an option to the Underwriter to purchase all or part of an additional 15% of the shares of Common Stock and Redeemable Warrants from the Company to cover over-allotments for a period of forty five (45) days from the effective date of the Registration Statement upon the same terms and conditions (the "Over-Allotment Option"). If the Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, and Proceeds to the Company will be $4,991,000, $499,100 and $4,491,900, respectively (exclusive of other expenses payable by the Company of $235,000 and the Non-Accountable Expense Allowance of $149,730). Assuming exercise of the Over-Allotment Option and after deducting expenses and applicable underwriting discounts, the net proceeds to the Company will be approximately $4,107,170. See "Underwriting."

         Prior to the Company's public offering as described herein, there has been no active public market for the Common Stock or the Redeemable Warrants, and no assurance may be given that a public market will develop following the completion of the offering or that, if any such market does develop, it will be sustained. The Company has applied to have the Securities listed for quotation on The NASDAQ SmallCap MarketSM ("NASDAQ") under the symbols: "GENS," "GENSW," and GENSZ," respectively. There can be no assurance given that the Company will be able to satisfy on a continuing basis the requirements for quotation of such securities on NASDAQ. See "Risk Factors - No Assurances of Public Market or Continued NASDAQ Listing," "Risk Factors-Penny Stock Regulations" and "Market for the Company's Securities and Other Related Stockholder Matters."

         The Securities being offered for sale by the Company are being offered on a firm commitment basis, subject to prior sale, when, as and if delivered to and accepted by the Underwriter pursuant to the terms of the underwriting agreement relating to the offering. See "Underwriting." It is expected that delivery of certificates representing the securities being offered by the Company will be made against payment therefor at the offices of the Underwriter on or about ______, 1997. See "Available Information."

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMPANY'S SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

         ALTHOUGH IT HAS NO LEGAL OBLIGATION TO DO SO, THE UNDERWRITER MAY FROM TIME TO TIME ACT AS A MARKET-MAKER AND OTHERWISE EFFECT TRANSACTIONS IN THE COMPANY'S SECURITIES. THE UNDERWRITER WILL NOT ACT AS A MARKET-MAKER UNTIL SUCH TIME AS ITS PARTICIPATION IN THIS OFFERING IS COMPLETE. THE UNDERWRITER, IF IT PARTICIPATES IN THE MARKET, MAY BE A DOMINATING INFLUENCE IN ANY MARKET THAT MIGHT DEVELOP FOR ANY OF THE COMPANY'S SECURITIES. SUCH ACTIVITIES, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME OR FROM TIME TO TIME. THEREFORE,
THERE IS NO ASSURANCE THAT THE UNDERWRITER WILL OR WILL NOT BE A DOMINATING INFLUENCE. THE PRICES AND LIQUIDITY OF THE SECURITIES OFFERED HEREUNDER MAY BE AFFECTED BY THE DEGREE, IF ANY, OF THE UNDERWRITER'S PARTICIPATION IN THE MARKET. SEE "RISK FACTORS" AND "UNDERWRITING."

                                               AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, a amended (the "Exchange Act") and in accordance therewith presently files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copies at the Commission's public reference room located in Room 1024 at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission located in Room 1024 at 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Company has filed a Registration Statement relating to the securities offered hereby with the Commission pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act"). Although this Prospectus forms a part of the Registration Statement, it does not contain all of the information set forth in the Registration Statement, the exhibits or the schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, the exhibits and the schedules thereto. Summaries of and references to various documents in this Prospectus do not purport to be complete and in each case reference is made to the copy of such document which has been filed as an exhibit to the Registration Statement.

                                                PROSPECTUS SUMMARY




         The following summary is qualified in its entirety by reference to and should be read in conjunction with the more detailed information and financial data (including any financial statements and the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, all share and per share amounts set forth hereinafter have been adjusted to reflect the reverse split on a one for two basis effectuated in July, 1996. Each prospective investor is urged to read this Prospectus in its entirety.



                                                    The Company

         The principal business activity of Genisys Reservation Systems, Inc. (the "Company") is developing a computerized limousine reservation and payment system for the business traveler. The management of the Company anticipates that the proprietary software that is being developed will enable limousine reservations to be completely computerized -i.e., be entirely automatic and operate without human intervention.

         At the present time, there are four major airline reservations systems in operation in the United States -- "Sabre", "Worldspan", "Apollo" and "System One" (the "Reservation System"). Each of these systems allows a travel agency or corporate travel department to make an airline reservation and receive instantaneously a confirmation and a printed airline ticket on any airline. It is also possible to make a hotel reservation with one of the major hotel chains through any of the reservation systems and receive an instantaneous confirmation of room availability. Additionally, a travel agent or corporate travel manager may make an automobile reservation with any one of the major car rental companies (Hertz, Avis and the like) through these airline reservations systems, and receive an immediate confirmation of the car rental reservation.

         When it comes to limousine reservations, however, there is at present no method for making a reservation through one of the four major airline reservation systems and receiving an immediate guaranteed confirmation. The usual method of making a limousine reservation in a destination city is to call a limousine company, if the travel agent knows of one. This use of the telephone, with its attendant inconveniences such as "telephone tag" and missed communications, can require up to a few hours to secure a confirmed limousine reservation. It is also an expensive process for the travel agent or corporate travel manager, due primarily to the personnel required to secure a binding limousine reservation. There are also frequent billing errors and clerical mistakes in scheduling.

           The Company seeks to solve the problems involved in making limousine reservations for the business traveler by:

         1. developing a limousine reservation system that utilizes the airline computer reservation systems already in use;

         2. developing a way to identify and qualify the best limousine service providers in the cities that are the business travelers most frequent destinations;

         3. developing a way to disseminate reservation information to corporate clients and to limousine service providers with no errors, with immediate confirmation and without the need to utilize the telephone;

         4. developing an automated electronic payment system to process all fees charged by the Company to its clients;

         5. performing the above-described tasks with a high degree of quality control; and

         6. providing corporate clients with precise management and financial information, to enable them to ascertain where their money is being spent.

         The Company was organized on April 25, 1986 under the name of JEC02 Lasers, Inc. and changed its name to Robotic Lasers, Inc. on December 22, 1987. It changed its name to Genisys Reservation
Systems, Inc. on July 16, 1996. The Company's executive offices are at 2401 Morris Avenue, Union, New Jersey 07083, and its telephone number is 908-810-8767.

                                                   The Offering

Securities Offered

800,000 shares of Common Stock, par value $.0001, per share ("Common Stock") and 2,100,000 redeemable warrants ("Redeemable Warrants"), 1,300,000 of which will be "Class A Redeemable Warrants" and 800,000 of which will be "Class B Redeemable Warrants."




Offering Price

$5.00 per Share of Common Stock $0.20 per Class A Redeemable Warrant $0.10 per Class B Redeemable Warrant


The Redeemable Warrants

Each Redeemable Warrant shall be exercisable for a period of 48 months, commencing six (6) months from the date on which the registration statement (the "Registration Statement") of which this prospectus (the "Prospectus") forms a part is declared effective (the "Effective Date") by the Securities and Exchange Commission (the "Commission"). Each Class A Redeemable Warrant shall entitle the holder to acquire one share of Common Stock at a price equal to $5.75 per share. Commencing 12 months after the Effective Date, the Company will have the right at any time to redeem all, but not less than all, of the Class A Redeemable Warrants at a price equal to ten cents ($.10) per Redeemable Warrant, provided that the closing bid price of the Common Stock equals or exceeds $6.25 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. Each Class B Redeemable Warrant shall entitle the holder to acquire one share of the Common Stock at a price equal to $6.75 per share. Commencing 12 months after the Effective Date, the

                                                     Company will have the right
                                                     at any time to redeem  all,
                                                     but not less than  all,  of
                                                     the   Class  B   Redeemable
                                                     Warrants  at a price  equal
                                                     to  ten  cents  ($.10)  per
                                                     Redeemable         Warrant,
                                                     provided  that the  closing
                                                     bid  price  of  the  Common
                                                     Stock   equals  or  exceeds
                                                     $7.25  per  share  for  any
                                                     twenty  (20)  trading  days
                                                     within a period  of  thirty
                                                     (30)  consecutive   trading
                                                     days  ending  on the  fifth
                                                     trading  day  prior  to the
                                                     date  of  the   notice   of
                                                     redemption.

Securities Outstanding Prior to the
 Company's Offering

         Common Stock                                2,834,866 Shares
         Class A Warrants                              287,500

Securities Outstanding After the
 Company's Offering:
         Common Stock (1)(3)                         3,634,866 Shares
         Class A Warrants(2)                         1,587,500  Warrants
         Class B Warrants(2)                           800,000  Warrants

Proposed NASDAQ SmallCap MarketSM
 Symbols(4)
         Common Stock                                GENS
         Class A Warrants                            GENSW
         Class B Warrants                            GENSZ

---------------

(1) Does not include: (a) 2,100,000 shares of Common Stock issuable upon exercise of the Class A and Class B Warrants;
         (b) 120,000 shares of Common Stock issuable upon exercise of the Over-Allotment Option and 315,000 shares of Common Stock issuable upon the exercise of the Redeemable Warrants contained therein; (c) 287,500 shares issuable upon exercise of outstanding warrants issued in a private placement in May, 1996, or (d) 420,728 shares to be received by Loeb Holding Corp.,as agent, upon conversion of the interim loan agreements into two promissory notes. See "Description of Securities," "Certain Transactions," "Principal Stockholders," and "Underwriting."

(2) Does not include the issuance of 315,000 Redeemable Warrants issuable upon exercise of the Over-Allotment Option, but does include 287,500 Class A warrants issued in a private placement in May 1996, which Warrants are identical to the Class A Redeemable Warrants offered hereby. See "Underwriting" and

         "Description of Securities."

(3) Does not include shares of Common Stock issuable upon the conversion of two promissory notes at the completion of this Offering in the principal amounts of $20,000 and $10,000, respectively (the "Convertible Notes").

(4) The Shares of Common Stock and the Class A Redeemable Warrants and Class B Redeemable Warrants are expected to be listed for quotation on NASDAQ under the symbols: "GENS", "GENSW" and "GENSZ", respectively. There can be no assurance given that the Company will be able to satisfy on a continuing basis the requirements for quotation of such securities on NASDAQ. See "Risk Factors" and "Market for the Company's Securities and Other Related Stockholder Matters."


                                                   Risk Factors


         An investment in any of the securities being offered hereby is highly speculative and involves substantial risks including, but not limited to, a qualified independent auditors report - financial losses, limited operations, early development stage of the Company, technological changes, market acceptance, dependence on existing computer reservation systems, working capital
- use of proceeds: broad discretion in application of proceeds, dependence upon a key individual, possible need for additional financing, dependence on certain suppliers, economic downturn, technological change and new product development, product protection and infringement, and competition. See "Risk Factors," "Business," "Dilution," "Market for the Company's Securities and Other Related Stockholder Matters" and "Underwriting."


                                                  Use of Proceeds

         The Company will receive the net proceeds of its offer and sale of the Common Stock and Warrants and intends to use the net proceeds for the following:
(i) approximately $850,000 for systems and procedures development and additional equipment; (ii) approximately $1,351,823 or repayment of outstanding indebtedness; and (iii) approximately $1,338,977 for general working capital purposes. See "Risk Factors" and "Use of Proceeds".

                                           Summary Financial Information

         The following summary of selected financial information concerning the Company, other than the "As Adjusted" information reflecting the Company's receipt and use of the net proceeds of its public offering (see "Use of Proceeds"), have been derived from the financial statements (including the related notes thereto) of the Company included elsewhere in this Prospectus (the "Financial Statements").

         The unaudited financial information of the Company as of June 30, 1996 and for the six months then ended have been prepared on the same basis as the audited financial statements of the Company and, in the opinion of management, include all adjustments necessary to present fairly the financial position and the results of operations of the Company.

SUMMARY STATEMENT OF OPERATIONS DATA:

                                                                  Period From
                                                                  March 7, 1994
                      Four Months Ended      Year Ended    (Date of Inception)
                     December 31, 1995    August 31, 1995  to August 31, 1994
                     -----------------    ---------------   -------------------

Costs and Expenses    $ 292,230           $  269,080              $ 31,510
Net Loss              $(292,230)          $(269,080)              $(31,510)
Net Loss Per Share    $    (.10)          $    (.11)              $   (.01)


                         Six Months Ended June 30
                         1996                1995
                        (Unaudited)         (Unaudited)

Costs and Expenses    $ 512,590             $ 134,802
Net Loss              $(512,590)            $(134,802)
Net Loss per Share    $    (.18)            $    (.05)


SUMMARY BALANCE SHEET DATA:

                                             June 30, 1996    June 30, 1996
                          December 31,                               As
                             1995             Actual           Adjusted(1)

Working Capital           $(826,930)       $  (805,151)         $2,735,649
(Deficit)
Total Assets              $ 352,685        $   845,961          $4,386,761
Long-term Debt            $  89,746        $   671,756          $  671,756
Total Liabilities         $ 939,992        $ 1,874,358          $1,874,358
Stockholders' Equity      $(587,307)       $(1,028,397)         $2,512,403
(Deficiency)

(1) Includes the net proceeds (after underwriting commission, nonaccountable expense allowance and estimated expenses) of the offering contemplated herein and does not reflect the application of the use of proceeds for repayment of outstanding indebtedness of $1,351,823. See "Use of Proceeds".

                                                   RISK FACTORS


         THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. SUCH SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS AND THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS, THE NOTES THERETO AND THE DOCUMENTS REFERENCED HEREIN.



Qualified Independent Auditor`s Report - Financial Losses

         The financial statements have been prepared assuming that the Company will continue as a going concern and the auditor's report indicates that the going concern basis may not be appropriate, due to its current financial condition and recent results of operations. There can be no assurance that the Company's business strategy will prove successful, or that the Company will operate profitably. Since the Company has incurred operating losses from inception and has capital and working capital deficiencies, there is substantial doubt as to the Company's ability to continue as a going concern. See "Business", "Financial Statements" and "Management's Discussion and Analysis".

Limited Operations

         To date, the operations of the Company have been limited to market research and development of a software and hardware system for computerizing the limousine reservation process. The Company has not yet generated any revenues and will require further technical development within a period of the next twelve months, as well as an additional investment of the proceeds from this Offering before a determination of the system's commercial feasibility can be made. No assurance can be given that the Company's reservation system will achieve commercial feasibility. See "Business".

Development Stage of the Company

         Although the founders and principal stockholders of the Company have substantial experience in the limousine and travel industry, the Company itself is not sufficiently established to fully evaluate or forecast its prospects. The Company is thus subject to all the risks associated with the creation of a new business, and there is no assurance that it will be able to continue to function as a viable entity. See "Business"

Rapid Technological Changes

         The computer hardware and software industry is relatively new and has undergone, and is expected to continue to undergo, significant and rapid technological changes. Not only will market penetration and customer acceptance of the Company's system depend upon the Company's ability to develop and maintain a technically competent marketing force, but upon the Company's ability to adapt to rapid technological changes in its industry. The Company also expects that new competitors may introduce systems or services that are directly or indirectly competitive with those of the Company. Such competitors may succeed in developing systems and services that have greater functionality or are less costly than the Company's systems and services and may be more successful in marketing such systems and services. While the Company continues to enhance and develop its existing and new reservation software products, there can be no assurance that such enhancements or developments will be accepted by existing or new markets. See "Business."

No Assurance of Market Acceptance

         While the Company believes that its computerized limousine reservation system will gain acceptance among corporate travel departments, there can be no assurance that a sufficient number of corporate travel departments will be willing to utilize the Company's system to enable the Company to achieve profitable operations. See "Business".

Dependence on Existing Computer Reservation Systems

         The Company is dependant on access to existing computer reservation systems. If such systems were to experience technical difficulties or be unable to operate for a period of time, the Company's business would be adversely affected. In addition, the Company has agreements with three of the four major airline reservation systems. There can be no assurance that such agreements will be renewed or renewed on favorable terms after their expiration. Moreover, if such agreements were to terminate and the Company were to lose access to such systems, its' business would be materially and adversly affected. See "Business".

Broad Discretion by Management in Application of Proceeds

         A portion (approximately $1,338,977 or 37.8%) of the net proceeds derived from the sale of the Securities offered hereby will be added to the Company's general working capital. Management will have complete discretion as to the application of such funds. No assurance can be given as to the amounts that will be raised by this offering and if such amounts will be sufficient to meet the Company's needs. See "Use of Proceeds."

         The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering of approximately $1,338,977 or 37.8% of the net proceeds, plus up to $14,806,250 of gross proceeds that may be received upon exercise of the Redeemable Warrants, in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof. Pending use of such proceeds, the net proceeds of this offering will be invested by the Company in temporary, short-term interest-bearing obligations. See "Use of Proceeds," "Business" and "Management."

Dependence Upon Key Individual

         The Company's success is dependent upon the activities of Joseph Cutrona, its President. The loss of Mr. Cutrona's services through death, disability or resignation will have a material and adverse effect on the business of the Company. The Company has an employment agreement with Mr. Cutrona, however, such employment agreement does not specify a definite length of employment with the Company. The Company intends to obtain key man insurance on the life of Mr. Cutrona in the amount of $1,000,000. See "Management".

Possible Need for Additional Financing

         The Company intends to fund its operations and other capital needs for the next twelve (12) months substantially from operations and the proceeds of this offering, but there can be no assurance that such funds will be sufficient for these purposes. There can be no assurance that such financing will be available, or that it will be available on acceptable terms. See "Use of Proceeds."

Dependence on Certain Suppliers

         The Company is dependant on certain of its suppliers who are involved with the development of the Company's system. Should the Company lose any of such suppliers, it would cause a delay in the Company bringing it's system to market. The arrangement with these suppliers is not subject to any formal written agreements and are served on a month to month basis. No assurance can be given that the Company will be able to adequately replace such suppliers in the event of a termination of services by the suppliers to the Company.

Adverse Effect of Economic Downturn

         The Company's system, when operable, will be dependant on the travel habits of its customers. In the event there is an economic downturn or change in travel patterns, the Company's business could be adversely affected. See "Business".

Product Protection and Infringement

         The Company does not have any patents on any of its technology and relies largely on copyright, its license agreements with customers and its own security systems, confidentiality procedures and employee nondisclosure agreements to maintain the trade secrecy of its proprietary information. There can be no assurance that the legal protections and precautions taken by the Company, or available remedies, will be adequate to prevent misappropriation of the Company's proprietary information. In addition, these protections do not prevent independent third-party development of functionally equivalent or superior systems, products or methodologies. The Company does not believe that its products infringe upon the proprietary rights of third parties and the Company is not aware of any claims to that effect. However, there can be no assurance that third parties will not assert infringement claims against the Company in the future. See "Business".

Likely Competition

         Although, to the best of the knowledge of the management of the Company, there are as yet no competitors, it must be assumed that if the Company's efforts are successful, other companies will begin to offer competing systems. These future competitors may well be companies which have substantially greater research, development, marketing and financial resources than the Company. Moreover, customers seeking limousine service will be able to reserve such service through existing telephone based systems or alternative methods which may indirectly compete with the Company.
See "Business".

Patents

         The Company may file for patents on certain items relating to the design of its proprietary systems. However, the Company does not consider the granting of patents on these systems to be critical to its business. The Company expects that the proprietary software that it is developing will be protected under United State's copyright law. See "Business".

Need for Highly Qualified Personnel

         The success of the Company's business will depend upon its ability to attract and retain personnel with a wide range of technical capabilities. Competition for such personnel is intense, and is expected to increase in the future. No assurance can be given that the Company will be able to attract and retain such personnel. See "Business".

Arbitrary Determination of Offering Price of Securities

         The public offering price of the Securities and the exercise price of the Redeemable Warrants were determined by negotiation between the Company and the Underwriter and do not necessarily bear any relationship to the Company's assets, book value, net worth or any other established criteria of value. Among the factors considered in determining such prices were the Company's historical performance and growth, management's assessment of the Company's business potential and earning prospects, the prospects for growth in the industry in which the Company operates, market prices and prevailing market conditions generally. Neither the offering price of the Securities nor the exercise price of the Redeemable Warrants should be regarded as indicative of the actual value of any of the securities being offered by the Company. The trading price of the securities and/or exercise price of the Redeemable Warrants could also be subject to significant fluctuations in response to variations in quarterly results of operations, announcements of new contracts or services by the Company or its competitors, government regulatory action, general trends in the industry and other actions, including extreme price and volume fluctuations which have been experienced by the securities markets from time to time in recent years. See "Underwriting".

Immediate and Substantial Dilution

         This Offering involves an immediate and substantial dilution of $4.31 (86.2%) per share between the net tangible book value per share of Common Stock upon consummation of this Offering and the initial public offering price. To the extent that any future financing involves the sale of the Company's equity securities, the interests of the Company's then existing stockholders, including investors in this Offering, could be substantially diluted. See "Dilution" and "Future Sales of Stock by Stockholders."

Absence of Dividends on Common Stock

         The Company has not paid any dividends on its Common Stock since its incorporation and anticipates that, for the foreseeable future, working capital and earnings, if any, will be retained for use in the Company's business operations and in the expansion of its business. The Company has no present intention to pay cash dividends on its Common Stock. See "Dividend Policy" and "Description of Securities".

Possible Adverse Effect of Future Sales of Stock by Stockholders

         Of the Company's 2,834,866 outstanding shares of Common Stock prior to the Offering contemplated hereby, 2,296,932 shares are "restricted securities" as that term is defined under the Securities Act and in the future may only be sold in compliance with Rule 144 promulgated under the Securities Act or pursuant to an effective registration statement. Rule 144 provides, in essence, that a person (including a group of persons whose shares are aggregated) who has satisfied a two-year holding period for such restricted securities may sell within any three-month period, under certain circumstances, an amount of restricted securities which does not exceed the greater of 1% of that class of the Company's outstanding securities or the average weekly trading volume of that class of securities during the four calendar weeks prior to such sale. In addition, pursuant to Rule 144, persons who are not affiliated with the Company and who have held their restricted securities for at least three years are not subject to the quantity limitations or the manner of sale restriction of the rules. As of the date hereof, no shares of Common Stock are available for resale pursuant to Rule 144. Pursuant to an agreement with the Underwriter, the officers, directors and holders of 5% or more of the Company's equity securities are restricted from selling their respective securities for a period of 18 months from the Effective Date, absent waiver of such restriction by the Underwriter. See "Certain Transactions" and "Underwriting."

         In the event that shares of Common Stock which are not currently salable become salable by means of registration, eligibility for sale under Rule 144 or otherwise and the holders of such shares of Common Stock elect to sell such shares of Common Stock in the public market, there is likely to be a negative effect on the market price of the Company's securities and on the ability of the Company to obtain additional equity financing. In addition, to the extent that such shares of Common Stock enter the market, the value of the Common Stock in the over-the-counter market may be reduced. No predictions can be made as to the effect, if any, that sales or availability for sale of the Securities will have on the market price of any such securities, which may prevail from time to time. Nevertheless, the foregoing could adversely affect such prevailing market prices. See "Principal Stockholders," "Certain Transactions" and "Description of Securities."

Financial Risk to Investors in Public Offering

         Upon completion of the Company's public offering, the Company's current stockholders will have paid $77,013 for 2,834,866 shares of Common Stock, or 78% of the Company's then outstanding shares of Common Stock, and purchasers of the Securities in the Company's public offering will have paid $4,000,000 for 800,000 shares of Common Stock, or 22% (exclusive of related warrants) of the Company's then outstanding shares of Common Stock, assuming no exercise of the Over-Allotment Option and no exercise of the Redeemable Warrants being offered by the Company pursuant thereto. Therefore, investors purchasing Securities in the Company's public offering will bear a substantially greater financial risk than the Company's current stockholders. See "Dilution."

No Assurance of Public Market or Continued NASDAQ Listing

         Prior to the Company's public offering, there has been no public market for any of the Company's securities, and there can be no assurance given that a regular trading market for the Securities will develop after the completion of the Company's public offering. If a trading market does in fact develop for any of the foregoing securities, there can be no assurance given that it will be sustained. In connection with the Company's public offering, the Company applied for and was granted inclusion of the Common Stock and the Redeemable Warrants for quotation on NASDAQ under the symbols: GENS, GENSW, and GENSZ, respectively. While such securities are currently listed for quotation on NASDAQ, there can be no assurance given that the Company will be able to satisfy the requirements for continued quotation on NASDAQ or that such quotation will otherwise continue. If, for any reason, any of such securities become ineligible for continued listing and quotation or a public trading market does not develop, purchasers of such securities may have difficulty selling their securities should they desire to do so.

         Under the current rules of the National Association of Securities Dealers, Inc. ("NASD"), in order to qualify for initial listing on NASDAQ, a company must have, among other things, at least $4,000,000 in total assets, $2,000,000 in total capital and surplus, $1,000,000 in market value of public float and a minimum bid price of $3.00 per share. For continued listing, a company must have, among other things, $2,000,000 in total assets, $1,000,000 in total capital and surplus, $1,000,000 in market value of public float and a minimum bid price of $1.00 per share. Although the Company is able initially to satisfy the requirements for quotation on NASDAQ, it may be unable to satisfy the requirements for continued quotation thereon, and trading, if any, in the securities being offered hereby would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" of the National Quotation Bureau, Inc. or on the NASD OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of or to obtain accurate quotations as to the price of such securities. See "Underwriting".

Risk of "Penny Stock" Regulations

         The Commission has adopted regulations which define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. The Company believes that, as of the date of this Prospectus, the Common Stock and/or the Redeemable Warrants may be deemed to be "penny stocks" as defined by the Exchange Act and the rules and regulations promulgated thereunder. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, information on the limited market in penny stocks and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. In addition, the broker-dealer must obtain a written acknowledgment from the customer that such disclosure information was provided and must retain such acknowledgment from the customer for at least three years.

         Further, monthly statements must be sent to the customer disclosing current price information for the penny stock held in the account. While many NASDAQ-listed securities would otherwise be covered by the definition of penny stock, transactions in a NASDAQ-listed security would be exempt from all but the sole market-maker provision for: (i) issuers who have $2,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years); (ii) transactions in which the customer is an institutional accredited investor; and (iii) transactions that are not recommended by the broker-dealer. In addition, transactions in a NASDAQ-listed security directly with a NASDAQ market-maker for such securities would be subject only to the sole market-maker disclosure, and the disclosure with respect to commissions to be paid to the broker-dealer and the registered representative.

         The above-described rules may materially adversely affect the liquidity for the market of the Company's securities. Such rules may also affect the ability of broker-dealers to sell the Company's securities and may impede the ability of holders (including, specifically, purchasers in this offering) of the Common Stock, the Class A Warrants, the Common Stock underlying the Class A
Warrants, the Class B Warrants and the Common Stock underlying the Class B Warrants to sell such securities in the secondary market.

Underwriter's Influence on the Market

         Although it has no legal obligation to do so, the Underwriter may from time to time act as a market-maker and otherwise effect transactions in the Company's securities. To the extent the Underwriter acts as a market-maker in the Common Stock or Redeemable Warrants it may be a dominating influence in that market. The price and liquidity of such securities may be affected by the degree, if any, of the Underwriter's participation in the market inasmuch as a significant amount of such securities may be sold to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with the Underwriter. In the event that market-making activities are commenced, the Underwriter may discontinue such activities at any time or from time to time. See "Underwriting."

Risk of Blue Sky Restrictions on Exercise of the Redeemable
Warrants

         The Company has qualified the sale of the securities being offered hereby in a limited number of states. Although certain exemptions in the Blue Sky laws of certain states, other than those states in which such securities are initially qualified, may permit such securities, including the Redeemable Warrants, to be transferred to purchasers in such states, the Company will be prevented from issuing Common Stock upon exercise of the Redeemable Warrants in such states unless an exemption from registration or qualification is available or unless the issuance of Common Stock upon the exercise of the Redeemable Warrants is qualified and a current registration statement is in effect. The Company may decide not to seek or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Redeemable Warrants reside. In such case, the Redeemable Warrants of such purchasers will expire and have no value if such warrants cannot be exercised. Accordingly, the market for the Redeemable Warrants may be limited. See "Underwriting".

Continuing Voting Control by Current Officers and Directors

         As of the date hereof, the management of the Company owns 2,296,932 shares of Common Stock. Consequently, immediately upon completion of the Company's public offering of the Securities, the officers and directors of the Company will own or control the voting of 61.68% of the Company's issued and outstanding Common Stock, assuming no exercise of the Over-Allotment Option and no exercise of the Redeemable Warrants. There are no cumulative voting rights and directors must be elected by a plurality of the outstanding voting securities entitled to vote. Therefore management of the Company will be in a position to control the actions of the Company. See "Principal Stockholders" and "Certain Transactions."

Current Prospectus Requirement to Exercise Warrants

         During the exercise period of the Redeemable Warrants, the Company must maintain and make available a current prospectus. This Prospectus will no longer be current after _________, 1997 (or earlier upon the occurrence of a material event or change which would render the information herein inaccurate or otherwise misleading). There can be no assurance given that the Company will not be prevented by financial or other considerations from maintaining a current prospectus. In the event that a current prospectus is not available, the Redeemable Warrants may not be exercisable and the Company will be precluded from redeeming the Redeemable Warrants. See "Underwriting".

Adverse Effects of Possible Redemption of the Redeemable Warrants

         Each Class A Redeemable Warrant shall entitle the holder to acquire one share of the Common Stock at a price equal to $5.75 per share. Commencing 12 months after the Effective Date, the Company will have the right at any time to redeem all, but not less than all, of the Class A Redeemable Warrants at a price equal to ten cents ($.10) per Redeemable Warrant, provided that the closing bid price of the Common Stock equals or exceeds $6.25 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. Each Class B Redeemable Warrant shall entitle the holder to acquire one share of the Common Stock at a price equal to $6.75 per share. Commencing 12 months after the Effective Date, the Company will have the right at any time to redeem all, but not less than all, of the Class B Redeemable Warrants at a price equal to ten cents ($.10) per Redeemable Warrant, provided that the closing bid price of the Common Stock equals or exceeds $7.25 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. See "Descriptions of Securities." Although holders of the Redeemable Warrants will have the right to exercise their Redeemable Warrants through the date of redemption, they may be unable to do so because they lack sufficient funds at the time of redemption, or they may simply not wish to invest any more money in shares of the Common Stock at that time. Should a holder of the Redeemable Warrants fail to exercise such
Redeemable Warrants or to sell such Redeemable Warrants on or prior to the redemption date, such Redeemable Warrants will have no value beyond their redemption value. The Company may not redeem the Redeemable Warrants unless the Company has available a current prospectus with respect to the Redeemable
Warrants. See "Risk Factors-Current Prospectus Requirement" above and "Description of Securities-Redeemable Warrants."

Possible Restrictions on Market-making Activities During Warrant
Solicitation

         To the extent that the Underwriter solicits the exercise of the Redeemable Warrants from the holders thereof, it may be prohibited pursuant to the requirements of Rule 10b-6 under the Exchange Act from engaging in marketmaking activities during such solicitation and for a period of up to nine days preceding such solicitation. As a result, the Underwriter may be unable to continue to provide a market for the Company's securities during certain periods while the Redeemable Warrants are exercisable. The Underwriter is not obligated to act as a market-maker. See "Underwriting."


                                                  USE OF PROCEEDS


         The net proceeds to the Company from the sale of the Securities being offered by the Company, after deducting expenses and other costs of the offering, are estimated to be approximately $3,540,800 (or $4,107,170 if the Over-Allotment Option is exercised in full). The Company intends to use the net proceeds of its offering substantially as follows:



Proposed Use of Proceeds       Approximate Amount        Percentage
System Procedures Development
 and additional equipment(1)      $850,000                24.0%
Repayment of Debt        (2)     1,351,823                38.2%
Working Capital          (3)     1,338,977                37.8%
                                 ---------                -----

Total                           $3,540,800                 100%
                                 ---------

----------------------------

(1) To be utilized for (a) completion of software development and acquisitions of computer hardware needed to complete development of the Genisys payment system ($560,000) and (b) completion of software development and acquisition of computer hardware necessary to complete integration of the Genisys reservation system with the Apollo Computer Reservation System ("CRS") ($290,000).

(2) Of the total debt of $1,351,823 being repaid (a) $475,000 bears interest at 9% and is payable to Loeb Holding Corp., as agent (Loeb), in 12 equal quarterly payments commencing on September 5, 1997; (b) amounts of $50,000, $50,000, $50,000, $25,000, $25,000, $25,000 and $25,000 bear interest at 9% and are payable to Loeb and mature on February 3, 1996, February 11, 1996, February 23, 1996, March 29, 1996, April 7, 1996, May 10, 1996 and June 3, 1996,
respectively, of which $237,500 will be repaid;(c) a total of $563,500 bearing interest at 10% and payable to 16 unaffiliated parties matures upon the earlier to occur of May 29, 1997 or thirty days after the closing date of the first underwritten public offering of the Company's securities (d) $40,500 is payable to John Wasko for accrued consulting fees; (e)$9,000 is payable to Mark Kenny for accrued salary; (f) $2,964 payable to County Club; and (g) $23,359 payable to Loeb Partners for consulting and other miscellaneous fees. See "Certain Transactions".

(3) General working capital contemplates, among other things, the use for general corporate purposes, including funding day to day operations of the Company such as executive salaries and the Company's future development.

         The amounts set forth above are estimates developed by management of the Company based upon the Company's current plans and prevailing economic and industry conditions. Although the Company does not currently contemplate material changes in the proposed use of proceeds set forth above, to the extent that management of the Company finds that adjustment thereto is required, the amounts shown may be adjusted among the uses indicated above. The Company's proposed use of proceeds is subject to changes in general, economic and competitive conditions, timing and management discretion, each of which may change the amount of proceeds expended for the purposes intended. The proposed application of proceeds is also subject to changes in market conditions and the Company's financial condition in general. Changes in general, economic, competitive and market conditions and the Company's financial condition would include, without limitation, the occurrence of an economic slowdown or recession and changes in the competitive environment in which the Company operates. While management of the Company is not currently aware of the existence or pending threat of any of the foregoing events, there can be no assurance given that one or more of such events will not occur. See "Risk Factors" generally, including specifically, "Risk Factors-Working Capital-Use of Proceeds" and "Risk Factors-Competition." Any additional proceeds received upon exercise of the Over-Allotment Option or Redeemable Warrants will be added to working capital and used as management, in its sole discretion, deems appropriate.

         While there can be no assurance given, the Company believes that the net proceeds from its public offering and internally generated funds will be adequate to satisfy the Company's working capital needs for the next 12 months. The Company does not currently anticipate that it will need the proceeds from the potential exercise of Redeemable Warrants to fund its working capital needs or to maintain its operations over the next 12 months. However, the Company may require additional financing in the future in order to expand its business. The Company is not able at this time to predict the amount or potential source of such additional funds and has no current commitments to obtain such funds, other than as set forth herein. There can be no assurance that additional financing on acceptable terms will be available to the Company when needed, if at all. See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Pending use of the net proceeds from the Company's public offering, the Company may make temporary investments in short-term, high grade, interest-bearing instruments.

----------------------------------------------------------------

                                                  CAPITALIZATION'
-----------------------------------------------------------------

The following table sets forth as of June 30, 1996 the Company's capitalization on a pro forma basis and as adjusted to give effect to this Offering and its net proceeds, assuming the over-allotment is not exercised. The information below should be read in conjunction with the Financial Statements contained in this Prospectus, which should be read in their entirety.



                                                Actual   As Adjusted(1)(2)(4)

Short-term debt:

 Current portion of obligation
 under captial lease                         $65,367                    65,367
Notes payable-Loeb Holding Corp.,
 as agent.(3)                               750,000                      -
                                            -------                     ----

Total Short-term debt                      815,367                    65,367
                                          -------                  --------

Long-term debt:
 10% notes payable-bridge financing       563,500                       -
 Convertible notes payable(3)(4)           30,000                    67,500
 Long-term portion of obligation
 under capital lease                       78,256                    78,256
                                          -------                  --------

Total long-term debt                      671,756                   145,756
                                         -------                  --------

Stockholders' equity (deficency):
 Preferred stock, $.0001 par value;
 25,000,000 shares authorized;
 None outstanding                      -                                  -
 Common stock, $.0001 par value;
 75,000,000 shares authorized;
 2,834,866 shares issued and
 outstanding                                 283                         -
 3,634,866 shares outstanding
 as adjusted                        -                                    363
 Paid in capital                          76,730                   3,617,450
 Deficit accumulated during the
 development stage                    (1,105,410)                   (1,105,410)
                                    -----------                   -----------
 Total stockholder's equity
 (Deficiency)                        (1,028,397)                     2,512,403
                                     -----------                   -----------

Total Capitalization (Long-term
 debt and stockholders' equity
 (deficiency)                     $   (356,641)                      $2,658,159
                                  -------------                      ----------

-------------
(1) Gives effect to the anticipated net proceeds of $3,540,800 from the public offering and the repayment of debt of $1,351,823 (which includes $825,823 of related party debt) with the proceeds.

(2) Does not include: (a) 287,500 shares of Common Stock issuable upon exercise of the Class A Warrants issued in a private placement; (b) 120,000 shares of Common Stock issuable upon exercise of the Over-Allotment Option; (c) 315,000 shares of Common Stock issuable upon exercise of the Redeemable Warrants made part of the Over-Allotment Option; or (d) 80,000 shares of Common Stock issuable upon exercise of the Underwriter's Purchase Option. In the event all outstanding options (excluding 315,000 options covering the over-allotment option but including 80,000 shares covered by the Underwriters Purchase Option) were exercised there would be 4,122,366 shares of Common Stock outstanding. See "Description of Securities," "Certain Transactions," "Management" and "Underwriting."

(3) Gives effect to the repayment of $712,500 of the $750,000 Note payable due to Loeb Holding Corp. with the proceeds from the offering. The remaining $37,500 Convertible Note is reclassified to long-term debt as it is payable commencing April 1, 1998.

(4) Does not include the assumed conversion of $30,000 into 15,000 shares of common stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources".


                                                     DILUTION


As of June 30, 1996, the Company had an aggregate of 2,834,866 shares of Common Stock outstanding and a net tangible book value of $(1,028,397) or $(.36) per share of Common Stock. "Net Tangible Book Value Per Share" represents the total amount of the Company's tangible assets, less the total amount of its liabilities, divided by the total number of shares of Common Stock outstanding.

         After giving effect to the sale of 800,000 shares of Common Stock by the Company at the offering price of $5.00 per share of Common Stock, and the proceeds from the sale of the Class A and Class B Warrants and the deduction of offering expenses in the amount of $235,000 and underwriting discounts and commissions estimated at $564,200 (which amounts include payment of the Underwriter's Non-Accountable Expense Allowance but without taking into account exercise of the Over-Allotment Option), the pro forma net tangible book value of the Company would be $.69 per share of Common Stock. This amount represents an immediate dilution (the difference between the attributed price per share of Common Stock to purchasers in the Company's offering and the pro forma net tangible book value per share of Common Stock as of June 30, 1996 of approximately $4.31 per share of Common Stock to new investors and an immediate increase (the difference between the pro forma net tangible book value per share of Common Stock as of June 30, 1996 and the pro forma net tangible book value per share of Common Stock as of June 30, 1996 after giving effect to the issuance of 800,000 shares of Common Stock and related warrants) of $1.05 per share of Common Stock to the Company's stockholders. Such increase to the Company's current stockholders is solely attributable to the cash price paid by purchasers of the Securities offered for sale by the Company.



The following table illustrates the per share dilution as of June 30, 1996:

  Public offering price per share(1).................         $5.00
   Net tangible book value per share before giving   $(.36)
    effect to the Company's offering...............
   Increase per share attributable to the net proceeds
    of the sale of 800,000 shares of Common Stock
    and related warrants offered by the Company.....  1.05
   Pro forma net tangible book value per share as of
    June 30, 1996 reflecting the Company's
    Offering(2)........................................        .69
   Dilution per share to purchasers in the Company's
    offering...........................................                   $4.31


------------------------

(1) Attributes $5.00 of the public offering price to the shares of Common Stock and none to the Redeemable Warrants. Represents the public offering price before deduction of estimated expenses of the Company's offering, underwriting discounts and commissions. If the Underwriter's over-allotment option is exercised in full, the pro forma as adjusted net tangible book value per share of Common Stock after this Offering would be approximately $.82 representing an immediate increase of $1.18 per share to current stockholders and an immediate dilution of $4.18 per share to new investors.

(2) Assumes no exercise of: (a) the Underwriter's Purchase Option (or exercise of the Redeemable Warrants included therein); (b) the Over-Allotment Option (or exercise of the Redeemable Warrants included therein). See "Capitalization," "Underwriting," "Certain Transactions" and "Description of Securities."

         The following table sets forth, as of June 30, 1996, a comparison of the number of shares of Common Stock acquired by current stockholders from the Company, the total consideration paid for such shares of Common Stock and the average price per share paid by current stockholders of Common Stock and to be paid by the prospective purchasers of the shares of Common Stock offered for sale by the Company (based upon the anticipated public offering price of $5.00 per share of Common Stock, before deducting underwriting discounts and commissions and estimated offering expenses).

                Common Stock Acquired     Total Consideration    Average Price
                  Number       Percent     Amount     Percent      Per Share

Current
Stockholders..... 2,834,866    78%         $   77,013     1.9%            $.03
New
Investors(1)(2)     800,000    22%         $4,000,000    98.1%        $5.00(3)
                -----------   -----        -----------  ----

Total(2)(3)(4)    3,634,866    100%        $4,077,013    100%


(1) Does not include 80,000 shares of Common Stock which may be issued on exercise of option granted to the Underwriters to cover over-allotments. See "Underwriting".

(2) Assumes no exercise of: (a) the Underwriter's Purchase Option (or exercise of the Redeemable Warrants included therein); (b) the Over-Allotment Option (or exercise of the Redeemable Warrants included therein); nor (c) the issuance of 420,728 shares upon conversion of certain promissory notes. See "Capitalization," "Management Discussion and Analysis of Financial Conditions and Results of Operations", "Underwriting," "Certain Transactions" and "Description of Securities."

(3) Aggregate offering price before deduction of offering expenses, underwriting discounts and commissions.

(4) Does not include the shares of Common Stock issuable upon the conversion of the Convertible Notes.

                                                  DIVIDEND POLICY

         The Company issued has not, to date, paid and does not anticipate paying any dividends on its Common Stock in the foreseeable future. The Company currently intends to retain all working capital and earnings, if any, for use in the Company's business operations and in the expansion of its business. See "Description of Securities-Common Stock."

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                                             AND RESULTS OF OPERATIONS


Overview

         The principal business activity of the Company is developing a computerized limousine reservation system for the business traveler. The Company anticipates that the proprietary software that is being developed will enable limousine reservations to be completely computerized -- i.e., be entirely automated and operate without human intervention except for initial input of travel information.

         The Company, a New Jersey corporation, was organized on April 25, 1986, under the name of JECO2 Lasers, Inc. and changed its name to Robotic Lasers, Inc. on December 22, 1987. On August 11, 1995, Robotic Lasers acquired Corporate Travel Link, Inc. (a development-stage enterprise) which was incorporated in New Jersey on March 7, 1994. For accounting purposes, the share exchange transaction and combination of Corporate Travel Link with the Company has been treated as a reverse acquisition. The previous historical financial statements of Corporate Travel Link (since its information in March 1994) are now reported as the historical consolidated financial statements of the Company and its subsidiary. As of August 11, 1995, the Company`s business and operations consist solely of the business and operations of Corporate Travel Link, which continues to operate as a wholly-owned subsidiary of the Company. The Company changed its name from Robotic Lasers, Inc. to Genisys Reservation Systems, Inc. on July 16, 1996.

         The Company changed its fiscal year end from the last day of August to December 31, effective December 31, 1995.

Components of Revenue and Expenses

         Revenue. The Company is a development-stage company and has generated no revenues and has no commercial operations to date. The Company does not expect to generate any revenues from operations during the fiscal year ending December 31, 1996. The Company does expect to bring its computerized limousine reservation system on-line through two of the four main airline Computer Reservation Systems in existence (Sabre and Worldspan) in early 1997, at which time the Company expects to generate revenue. The Company anticipates completing development of and bringing a third airline Computer Reservation System, Apollo, on-line in late 1997, which it expects to increase revenues.

         The Company anticipates that its computerized limousine reservation system will generate revenue from the following sources: (i) a transaction fee charged for use of the Genisys reservation system and billed through the Genisys payment system and the Company`s centrally billed corporate card, (ii) a merchant fee generated by charges processed through the Genisys payment system, (iii) an annual software licensing fee charged to limousine service providers who utilize the Genisys reservation and payment systems and
(iv) a net booking fee charged to limousine service providers for work delivered through the Genisys reservation system.

         Expenses. Cost of service will include all costs directly attributable to the Company's provision of services to its corporate clients and the limousine service providers. The most significant component of cost of service is the booking fee charged by the airline Computer Reservation System ("CRS") for reservations made by the Genisys systems utilizing the CRS. Booking fees are a set amount charged by each CRS for transactions posted through the system. Cost of service also includes the access and file fees charged by a commercial bank acting as the Company`s Automated Clearing House in distributing payments made to limousine service providers through the Genisys payment system.

         General and administration expenses include salaries, commissions and benefits, travel costs, professional fees, rent, telephone and other operating costs of the Company. The Company has not capitalized any internal expenditures with respect to the costs of developing and implementing the Genisys reservation and payment systems.


Results of Operations

         The Company is in the development stage and has not yet generated any revenues and has no commercial operations to date. The Company has been unprofitable since inception and expects to incur additional operating losses over the next several fiscal quarters. The Company does not expect to generate any revenues from operations until 1997. As reflected in the accompanying financial statements, the Company has incurred losses totaling $1,105,410 since inception and at June 30, 1996, had a working capital deficit of $805,151.

         Selling, general and administrative expenses were $422,428 for the six months ended June 30, 1996 as compared to $128,311 during the six months ended June 30, 1995. The primary reason for the difference between the two periods is the commencement of operations during the earlier period when the Company had no employees, while during the latter period the Company was operational with 5 full-time employees. Payroll and payroll-related costs increased approximately $115,000 during 1996. Other cost increases during the 1996 period consist of consulting fees

($40,000), professional fees ($99,000), travel costs ($11,000), marketing costs ($7,000) and other administrative costs ($22,000).

         Comparison of the results of operations during the 4 months ended December 31, 1995, to the same period in 1994 is not deemed meaningful, as the Company only incurred nominal operating costs during the 1994 period.

Liquidity and Capital Resources.

         The Company's funds have principally been provided from Loeb Holding Corp., as agent, LTI Ventures Leasing Corporation and a private offering, as described below.

         In September 1995, Loeb Holding Corp., as agent, (Loeb) agreed to loan the Company up to a maximum of $500,000 as evidenced by two Promissory Notes dated September 5, 1995, one in the amount of $475,000 and the other in the principal amount of $25,000. In addition, Loeb loaned the Company an additional $150,000 in December 1995, $75,000 during the three months ended March 31, 1996, and $25,000 in April 1996. Total loan proceeds to date are $750,000.

         On September 30, 1995, the Company entered into a sale and lease-back arrangement with LTI Ventures Leasing Corp. (LTI) whereby the Company sold the bulk of its computer hardware and commercially purchased software to LTI. In consideration for the sale, the Company received a total of $169,599 and agreed to lease back the hardware and software for varying terms at a monthly rental presently totaling $7,039.

         During the quarter ended March 31, 1996, the Company sold 5,000 shares of the Company's restricted Common Stock to a former officer and director of the Company for $10,000. During the same period, the Company also sold 25,000 shares of the Company's restricted Common Stock to an unrelated party for $50,000.

         Pursuant to a private offering, the Company issued 11.5 units to various unrelated third parties in May and June 1996. Each $50,000 unit consists of a $49,000 promissory note and a Class A redeemable Common Stock purchase Warrant valued at $1,000 per unit. Each warrant entitles the holder to purchase 25,000 shares of the Company's common stock at $5.75 per share. Total proceeds received from this offering was $575,000 and warrants to purchase 287,500 shares of the Company's common stock were issued.

         In April and June 1996, the Company borrowed a total of $30,000 from two unrelated third parties. The maturity date is the earlier of January 1, 1998, or the consummation of a public offering of the Company`s common stock.

         These notes bear interest at a rate of 7% per annum, payable on the last day of each calendar quarter of each year, commencing March 31, 1997, to the maturity date.

         If the maturity date of these notes shall occur prior to January 1, 1998, in lieu of the $30,000 payment of the principal amount due, the principal amount due shall be converted into 15,000 fully paid and non-assessable shares of common stock of the Company.

         At June 30, 1996, the Company had cash of $396,928 and a working capital deficit of $805,151. Management of the Company estimates that it will require additional funding of approximately $750,000 to provide for its planned operations for the next six months. The Company is exploring a number of operations for the next six months. The Company intends to fund its operations and other capital needs for the next twelve (12) months substantially from operations and the proceeds of this offering, but there can be no assurance that such funds will be sufficient for these purposes. There can be no assurance that such financing will be available, or that it will be available on acceptable terms. See "Use of Proceeds."



-----------------------------------------------------------

                                                     BUSINESS
-------------------------------------------------------------


History


         The Company was incorporated in New Jersey in April 1986 as a wholly-owned subsidiary of JEC Lasers, Inc. ("JEC") to continue the research and development of an ultra-compact, multi-kilowatt CO2 laser begun under an agreement with Loughborough Consultants Ltd ("LCL"), which is affiliated with Loughborough University of Technology, Loughborough, Leicestershire, England.

         Due to the uncertain financial condition of JEC and, in order to preserve the CO2 laser technology which management felt may have had some value, on May 30, 1986, the Board of Directors of JEC voted to spin-off Robotic Lasers into an independent, publicly-owned corporation by issuing a stock dividend of one share of the Company's Common Stock for every four shares of JEC common stock outstanding to all shareholders of record as of July 8, 1986. On September 23, 1988, the shares were registered under the Securities Act of 1933, as amended. On June 25, 1986, the Company and JEC signed a Purchase Agreement whereby the Company acquired all of the assets, rights and properties relating to JEC's CO2 laser research and development agreement with LCL, subject to certain liabilities.

         On March 3, 1995, the Company sold all of the assets, rights and properties relating to the C02 laser research and development agreement with LCL, subject to certain liabilities, to JEC for $345,593 which generated a profit of approximately $246,000.

         On  August  9,  1995,  the  shareholders  of the  Company  approved  an amendment to the Company's Certificate of Incorporation to effect a fifty-five-for-one reverse stock split pursuant to which each fifty-five shares of the Company's Common Stock outstanding as of its close of business on July 12, 1995 was replaced by one share of Common Stock. The reverse stock split reduced the number of outstanding shares of Common Stock of the Company as of July 12, 1995 from 30,853,352 to 560,970 (before July 16, 1996 one for two reverse split) shares of Common Stock.

         On August 11, 1995, Robotic Lasers acquired Corporate Travel Link, Inc. (a development-stage enterprise) which was incorporated on March 7, 1994, by issuing 5,048,730 (before July 16, 1996 one for two reverse split) shares of restricted New Common Stock of the Company in exchange for 300 shares of the Common Stock of Corporate Travel Link ("Travel Link"), which represented all of the authorized, issued and outstanding shares of common stock of Travel Link.

         As of August 11, 1995, the Company's business and operations consist solely of the business and operations of Travel Link which continues to operate as a wholly-owned subsidiary of the Company.


General

           The principal business activity of the Company is developing a computerized limousine reservation and payment system for the business traveler. The management of the Company anticipates that the proprietary software that is being developed will enable limousine reservations to be completely computerized -i.e., be entirely automatic and operate without human intervention.

         At the present time, there are four major airline reservations systems in operation in the United States -- "Sabre", "Worldspan", "Apollo" and "System One"(the "Reservation System"). Each of these systems allows a travel agency or corporate travel department to make an airline reservation and receive instantaneously a confirmation and a printed airline ticket on any airline. It is also possible to make a hotel reservation with one of the major hotel chains through any of the reservation systems and receive an instantaneous confirmation of room availability. Additionally, a travel agent or corporate travel manager may make an automobile reservation with any one of the major car rental companies (Hertz, Avis and the like) through these airline reservations systems, and receive an immediate confirmation of the car rental reservation.

         When it comes to limousine reservations, however, there is at present no method for making a reservation through one of the four major airline reservation systems and receiving an immediate guaranteed confirmation. The usual method of making a limousine reservation in a destination city is to call a limousine company, if the travel agent knows of one. This use of the telephone, with its attendant inconveniences such as "telephone tag" and missed communications, can require up to a few hours to secure a confirmed limousine reservation. It is also an expensive process for the travel agent or corporate travel manager, due primarily to the personnel required to secure a binding limousine reservation. There are also frequent billing errors and clerical mistakes in scheduling.

         In today's cost-conscious business world, corporations must explore every possible way to cut costs and save time. Under systems presently in place, there is no quick, direct, and efficent way to reserve limousine service. Today reservations are still being booked, changed, canceled and reconfirmed by telephone, which is time-consuming, error-prone and expensive.

           The Company seeks to solve the problems involved in making limousine reservations for the business traveler by:

         1. developing a limousine reservation system that utilizes the airline computer reservation systems already in use;

         2. developing a way to identify and qualify the best limousine service providers in the cities that are the business travelers most frequent destinations;

         3. developing a way to disseminate reservation information to corporate clients and to limousine service providers with no errors, with immediate confirmation and without the need to utilize the telephone;

         4. developing an automated electronic payment system to process all fees charged by the Company to its clients;

         5. performing the above-described tasks with a high degree of quality control; and

         6. providing corporate clients with management and financial information, to enable them to ascertain where costs are being incurred.


Computerized Limousine Reservation System

         The Company  proposes to work with travel agents and  corporate  travel
departments   by  providing  a  computerized   system  for  securing   limousine
reservations.

         A typical reservation with the Company's proposed system may be demonstrated as follows:

         Assume that a corporate executive wishes to travel from Newark, New Jersey to Phoenix, Arizona. The executive will contact his travel manager/agent with his travel plans. The travel manager/agent will then determine which airline flies between Newark and Phoenix on the date and at the time when the executive wishes to travel.

         The travel manager/agent will then go to his airline reservation computer to enter the information necessary to book the reservation. The information originated by the travel manager/agent will be transmitted to one or more of the Reservation System's mainframe computers and, in turn, will be relayed to the mainframe computer of the selected airline. The airline's computer will ascertain seat availability and it will transmit a reservation back to the Reservation System's mainframe computer. The Reservation System will then retransmit the information to the travel manager/agent and a ticket will be issued.

         Further, if the corporate executive decides that he wishes to stay at a particular hotel while in Phoenix, this reservation, too, may be made through the Reservation System. The travel manager/agent inputs the data already in the computer pertaining to the airline reservation, and he adds the data necessary to secure a hotel reservation. The information is transmitted to the Reservation System's mainframe computer, and it is then relayed to the hotel's mainframe. The latter computer searches to ascertain room availability and relays a confirmed reservation to the Reservation System. The Reservation System
transmits the information to the travel manager/agent and a confirmed reservation slip is printed.

         Finally, the corporate executive advises his travel manager/agent to obtain four limousine reservations: (a) from his home to Newark Airport; (b) from Phoenix Airport to his hotel; (c) from the hotel to the Phoenix Airport at the end of his trip; and (d) from Newark Airport to his home. The travel manager/agent, however, cannot presently effect these reservations through the Reservation System or any of the other reservation systems and receive an immediate, error-free confirmed limousine reservation.

         Instead, the travel manager/agent must use the telephone. While a corporate travel manager/agent based in Newark will undoubtedly know of a limousine company in the Newark area to call, he may not know of any in the Phoenix area. Reliable reservations cannot be made quickly or efficiently.

         The Company's system proposes to remedy this dilemma.  The
Company proposes to create its own computer system which will be linked with one or more of the airline reservation systems. Any limousine reservations made through the Reservation System will be relayed instantaneously to the Company's computer and then to a service provider of the clients' choice -- all without human intervention -- and an immediate limousine reservation will be confirmed. In the event that the client has no relationship with a service provider or has no preference, they will be able to access a national network service provider through the Company's system. The Company is in the process of arranging access to such national network services.

The Company`s Computer System Defined

         The Company's computer system is made up of two main systems, the Genisys Reservation System, and the Genisys Payment System. The Genisys Reservation System is a fully automated computer system that allows travel agents to make limousine bookings directly through their airline computer reservation system ("CRS"), much like hotel or car bookings. The Genisys Payment System is an automated electronic payment and reporting system which will process and reconcile all purchases made through Genisys Reservation System. The Genysis Payment System is not yet operational.

An Overview of the Genisys Reservation System

         There are three main "components" that play a role in the delivery of a limousine reservation; the CRS, the Genisys database, and the Genisys computer terminals which must be purchased by the limousine service provider. The Company's computer software will integrate these three components into a fully functional, automated reservation delivery system.

CRS's Interface Development

There are four main airline CRS in existence today in the U.S., SABRE, WORLDSPAN, APOLLO, and SYSTEM ONE. These CRS's are the primary technology tool utilized by travel managers/agents to make airline, hotel and car rental reservations. The Company has contracts with SABRE, WORLDSPAN and APOLLO to develop an interface that will allow travel managers/agents to make limousine reservations through the Genisys System.

The Company has completed and tested the Genisys reservation system's WORLDSPAN interface, and will soon complete the SABRE interface. The Company anticipates bringing WORLDSPAN and SABRE on-line in early 1997. APOLLO will be the third CRS brought on-line, and the Company anticipates completing development and bringing APOLLO on-line in late 1997.

Genisys Database and Computer Terminal Development

Development of the Genisys database and computer terminals have been completed. The limousine service provider will be responsible for the cost of purchasing a computer terminal. The Company estimates the cost of obtaining the computer terminal to be approximately $1,500. The Company's database and software will be provided in accordance with licencing agreements entered into with the limousine providers.

The Company has beta tested its WORLDSPAN interface, database and computer terminals with a major entertainment company, its travel agency, and a limousine service provider.

An Overview of Genisys Payment System

         Currently under development, the Genisys Payment System will play an important role in the Company's offering by performing two key functions:

                  1. The Genisys Payment System will process all transaction fees charged by the Company for use of the Genisys Reservation System. For this purpose, the Company is developing a centrally-billed purchasing card to serve as the system to process its transaction fee charges. This will allow the
                  Company to collect transaction fees for the Genisys Reservation System from its corporate customers in an automated fashion, eliminating billing and reducing accounts receivable for the Company.

                  2. The Genisys Payment System will process payments for all ground transportation purchases made through the Genisys Reservation System. This functionality will allow the Company to become the "master merchant" for all limousine purchases made through its Reservation System. By becoming the "master merchant", the Company will create additional interest revenue and merchant fee revenue on the total dollar volume processed through the Genisys Reservation and Payment Systems.


Revenue Sources

The Company anticipates generating revenue from the following sources:

     1.  Transaction Fee

         The Company will charge a transaction fee for the use of the Genisys reservation system for bookings, changes, and cancellations. Transaction fees will be processed daily through the Genisys payment system and the Company's centrally billed corporate card.

         2.  Merchant Fee

     The Company will pay a discounted merchant fee to its credit card processor for each charge processed (% of total). The Company will charge limousine service providers a merchant fee higher than what it is charged by the processor (but lower than what they are currently paying). The difference is what the Company refers to as merchant fee revenue, which will be generated by charges processed through the Genisys payment system.

3.  Software License Fee

     The Company generally will charge an annual software licensing fee to limousine service providers who utilize the Genisys reservation and payment systems.

4.  Booking Fee -National Networks

     The Company will not initially charge limousine service providers transaction fees as described above. However, the Company intends to secure net booking fees from national network limousine service providers for work delivered through the Genisys reservation system.

Competition

         Although, to the best of the knowledge of the management of the Company, there are as yet no competitors, it must be assumed that if the Company's efforts are successful, other companies will begin to offer competing systems. These future competitors may be companies which have substantially greater research, development, marketing and financial resources than the Company. Moreover customers seeking limousine service will be able to reserve such service through existing methods such as direct contact with service providers which may compete with the Company.

Employees

         The Company presently employs 5 full-time employees; 2 executive officers, 2 marketing officers, and 1 office administrator. None of these employees is covered by a collective bargaining agreement. The Company utilizes several software and marketing consultants on a part-time basis. The Company believes its personnel relations to be satisfactory.



Properties

         The Company presently leases office space at 2401 Morris Avenue, Union, New Jersey. The five-year lease provides for a monthly rental of $2,125.00 through November 2000 and contains approximately 1,500 square feet of office space. This property has been leased from unaffiliated third parties and adaquately satisifies the present needs of the Company. The Company anticipates that it will need approximately 3,500 square feet in additional space in early 1997.

Government Regulation and licensing

         There are no special regulations which impact upon the Company other than the usual statutes and regulations which govern businesses in general.

---------------------------------------------------------

                                              MANAGEMENT
---------------------------------------------------------


Directors and Officers

The following table sets forth certain information with respect to each of the Company's directors and executive officers.


         NAME                 AGE    POSITION

         Joseph Cutrona        58    President and Director
         John Wasko            58    Secretary/Treasurer
                                    and Director
         Mark A. Kenny'         43    Director

         Warren D. Bagatelle   58    Director


           The Company's Executive Committee is empowered to exercise full authority of the Board of Directors in circumstances when convening the full Board is not practicable. Mr. Warren D. Bagatelle, Mr. John H. Wasko, and Mr. Joseph Cutrona currently serve as members.

                Joseph Cutrona has served the Company as President and Chairman of the Board since August 1995, and has served as President of Travel Link since inception, March 11, 1994. He has been employed full time by Travel Link since March 1995. From 1992 to 1995, Mr. Cutrona was engaged as a marketing consultant of Country Club Transportation Services, Newark, New Jersey, a company providing limousine services. From 1990 to 1992, he served as Marketing Director of Gem Limousine, Edison, New Jersey, a provider of limousine services. From 1978 to 1990, Mr. Cutrona provided limousine consulting services to large corporations in the tri-state area. Mr. Cutrona graduated from Fairleigh Dickinson University and The University of Maryland and Sophia University, Osaka Japan.

                           John H. Wasko has served the Company as
Secretary since September 1995, as Secretary and Treasurer since April 1996, and as a Director since its inception in April 1986. Mr. Wasko has also served the Company as President and Chairman of the Board since its inception to August 1995, and as Treasurer from April 1986 to September
1987 and from May 1988 to August 1995. Mr. Wasko has also served as Chairman of the Board, President and Director of JEC Lasers, Inc. ("JEC") since it was organized in September 1977. He was awarded a bachelor of science degree in physics in 1963 and a master of science degree in physics (summa cum laude) in 1965 from Fairleigh Dickinson University.

                Mark A. Kenny, currently a consultant to the Company, served as the Company`s Executive Vice President from August 1995 to October 1996 and Director since August 1995 and has served as Executive Vice President of Travel Link since inception, March 11, 1994 to October 1996. From 1974 to the present, Mr. Kenny has been a partner of Country Club Transportation Services, a provider of limousine services, which he co-founded in 1974. Mr. Kenny is one of the original members of the New Jersey Business Travel Association and attended Seton Hall Preparatory School and Seton Hall University. He is also a member of the Association of Corporate Travel Executives and a charter member of the New Jersey Limousine Association.

                Warren D. Bagatelle has been, since 1988, a Managing Director at Loeb Partners Corporation, a New York City investment banking firm and member of the New York and American Stock Exchanges. Mr. Bagatelle is also a director of Energy Research Corporation, a company engaged in the development and commercialization of electrical storage and power generation equipment, principally fuel cells and rechargeable storage batteries, Rotary Power International, Inc., a developer and manufacturer of rotary engines, and Sports Media, Inc., a sports publishing and marketing company. From 1981 to 1987, he was head of Corporate Finance and Chairman of Josephthal, Lyon & Ross Incorporated (formerly Rosenkrantz, Lyon & Ross, Inc.) an investment banking firm. Mr. Bagatelle has a B.A. in economics from Union College and an M.B.A from Rutgers University.

Executive Compensation

     The following tabulation shows the total compensation paid by the Company for services in all capacities during the year ended August 31, 1995, 1994 and 1993 to the Officers of the Company and total compensation for all Officers as a group for such period:

                                                         Long-Term Compensation
                                                              Awards
Name and                                    Other Annual      Restricted
Principal       Annual Compensation         Compensation       Stock
Position         Year    Salary($)  Bonus        ($)         Awards($)


Joseph Cutona   1995     $28,000.00   $0        $3,840          0
President       1994     $0           $0        $4,000          0
                1993     $0           $0        $0              0


Mark A. Kenny    1995     $28,000.00   $0        $3,840          0
                 1994     $0           $0        $4,000          0
                 1993     $0           $0        $0              0


John H. Wasko    1995     $0           $0        $2,500          0
Secretary
Treasurer        1994     $0           $0        $0              0
                 1993     $0           $0        $0              0





Name and
Principal
Position                                               Payouts
                        Options     LTIP                 All other
                         SARS      Payouts(#)         Compensation(4)
Joseph Cutona   1995     $0           $0
President       1994     $0           $0
                1993     $0           $0


Mark A. Kenny    1995     $0          $0
                 1994     $0          $0
                 1993     $0          $0


John H. Wasko    1995     $0           $0
Secretary
Treasurer        1994     $0           $0
                 1993     $0           $0

-------
(1) See below "-Employment/Consulting Agreements," for a description of the Company's employment agreements with Mr. Cutrona and Mr. Wasko.


           Employment/Consulting Agreements.

           The Company entered into an Employment Agreement with Joseph Cutrona on September 5, 1995 which agreement was revised on October 17, 1996 for an indefinite period of time, providing an annual salary of $75,000 for the period from October 17, 1996 through December 31, 1996, and $100,000 thereafter until modified by the Company. Mr. Cutrona is entitled to incentive bonuses in cash and stock. Any incentive bonus paid to Mr. Cutrona shall be within the sole discretion of the board of directors of the Company.

           The Company entered into an Employment Agreement on October 17, 1996 with John Wasko for an indefinite period of time, providing an annual salary of $50,000 for the period from October




17, 1966 through December 31, 1996, and $80,000 thereafter until modified by the Company. Mr. Wasko is entitled to incentive bonuses in each year that the Company has net profits in amounts to be determined by the Company. Any incentive bonus paid to Mr. Wasko shall be within the sole discretion of the board of directors of the Company.

           The Company entered into a Consulting Agreement on October 18, 1996 with Mark A. Kenny for an indefinite period of time, providing a monthly fee of $6,500.00 during the period from October 18, 1996 through and including February 28, 1997, and a monthly fee of $8,400.00 thereafter, in each case payable in arrears on the last day of each month during the term of the Consulting Agreement. Mr. Kenny is entitled to incentive bonuses in cash and stock. Any incentive bonuses paid to Mr. Kenny shall be within the sole discretion of the board of directors of the Company.

                                               CERTAIN TRANSACTIONS


           During February 1995, the Company issued 45,765 shares of its Common Stock in repayment of certain liabilities totaling $251,702. Those liabilities include notes payable to Saddle Brook Investors of $149,633, note payable plus accrued interest to a director of $34,273 and certain accounts payable of $67,796.

           During March 1995, John H. Wasko, then President of the Company, upon exercise of his own option, acquired 70,520 shares of the Common Stock of the Company at an exercise price of $0.02145 per share.

           On March 3, 1995, the Company and JEC signed a purchase agreement whereby JEC acquired all of the assets, rights and properties relating to the Company's CO2 laser research and development agreement with LCL, subject to certain liabilities, in full consideration for the forgiveness of the indebtedness of the Company to JEC in the amount of $345,593 owed as of February 28, 1995.

           On August 11, 1995, Robotic Lasers acquired Travel Link, by issuing 5,048,730 shares (before reverse split) of restricted New Common Stock of the Company in exchange for 300 shares of the common stock of Travel Link owned by Joseph Cutrona, Mark A. Kenny and Steven E. Pollan which represented all the authorized, issued and outstanding shares of common stock of Travel Link. As of August 11, 1995, the Company's business and operations consist solely of the business and operations of Travel Link which continues to operate as a wholly-owned subsidiary of the Company. Travel Link (a development-stage enterprise) was incorporated on March 7, 1994. The principal business activity of Travel Link is developing a computerized limousine reservation and payment systems for the business traveler.

           On September 30, 1995, 841,455 Common Shares of the Company were purchased by Loeb Holding Corp. as agent ("Loeb"), for Warren D. Bagatelle, HSB Capital and a number of other customers of, and trusts managed by Loeb. Loeb received such shares as well as $750,000 in Promissory Notes in consideration for $750,000 loaned to the Company in cash.

           On December 1, 1995, the Company and Loeb signed an interim loan agreement whereby Loeb loaned the Company the sum of $50,000 due in 60 days together with interest of 9% to be used as working capital. Additionally on December 4, 1995, January 16, 1996, February 23, 1996 and March 12, 1996, the Company and Loeb signed additional interim loan agreements whereby Loeb loaned the Company the sums of $100,000, $50,000, $25,000 and $25,000 respectively. Each of these additional interim loans were due in 60 days from the date of each agreement and accrued interest at 9% per annum.

           Loeb has the option to convert the five interim loan agreements into two term Promissory Notes, one in the principal amount of $237,500 and the other in the principal amount of $12,500. The two promissory notes would supersede the above interim Loan Agreements and repayment of the advances would be governed by these promissory notes and not by the provisions of any of the interim loan agreements. In consideration for the conversion of the interim loan agreements into the two term Promissory Notes, Loeb will receive 420,728 shares of Common Stock of the Company.

           The principal amount of the $237,500 note is to be repaid in 12 equal quarterly payments commencing two (2) years from the date of said note. Prepayments may be made at any time without penalty. Interest is accrued at a rate of 9% per annum and interest payments are to be made quarterly at the end of each calendar quarter, or at such earlier date that the Note becomes due and payable as a result of acceleration, prepayment or as otherwise provided therein. Interest shall begin to run from the date that the monies are or were advanced to the Company.

           The Promissory Note for $12,500 will accrue interest at the rate of 9% per annum payable quarterly and is convertible at the sole option of the holder into a maximum of an additional 15% of the common shares of the Company determined by a sliding scale based on the audited pretax profits of the Company during the second and third years of operations of the Company on a sliding scale based upon the Company achieving between 50% and 80% of the projections provided to Loeb. (Example: If the Company achieves 80% or better of projection, no conversion; if the Company achieves 50% or less of projection, conversion into 15% of the Company; if the Company achieves between 50% and 80% of projection, the note is convertible into the pro-rata portion of 15% of the Company, i.e., 70% achievement equals one-third of the 15% of the Company). Unless previously converted, this $12,500 principal amount, together with any accrued but unpaid interest, shall become a demand note after the third year of operation of the Company.

           In August 1994 and February 1995 Joseph Cutrona and Mark Kenny each received (pre-split) shares of common stock in the Company for $7,840 of contributed services provided to the Company.

           In August 1995 the Company granted Mr. Wasko a 5 year option to purchase 25,000 shares of the Company`s common stock at a price of $0.60 per share.

           In August 1996, the Company gave notice to Mr. Pollan that it was cancelling the 333,216 shares of its Common Stock which had been issued to him in connection with the acquisition of Travel Link. The reason for such cancellation related to various claims made by the Company against Mr. Pollan as a result of material misrepresentation made to the Company and failure to provide services to the Company. Mr. Pollan has informed the Company that he will legally contest any attempt by the Company to cancel his shares.

----------------------------------------------------------------

                                              PRINCIPAL STOCKHOLDERS


The following tabulation shows the security ownership as of June 25, 1996 of (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock,(not including 333,216 shares issued to Steven Pollan which the Company has given notice of cancellation of as a result of certain misrepresentations by Mr. Pollan to the Company) (ii) each Director and Officer of the Company, and (iii) all Directors and Officers as a group.

                           NUMBER OF      PERCENT     PERCENT
nAME & ADDRESS             SHARES OWNED   OF CLASS    AFTER OFFERING

Loeb Holding Corp.
As Agent (1)
61 Broadway
New York, NY 10006           841,455        29.68%      23.15%

Warren D. Bagatelle
(1)(2)
Loeb Partners Corp.
61 Broadway
New York, NY 100061          848,194        29.92%      23.33%

Joseph Cutrona
Genysis Reservation Systems
2401 Morris Avenue
Union, NJ 07083              666,433        23.51%      18.33%

Mark A Kenny
10 Lisa Drive
Chatham, NJ 07928            666,433        23.51%       18.33%

John H. Wasko
(3) (4)
Genysis Reservation Systems
2401 Morris Avenue
Union, NJ 07083              115,872         4.09%        3.19%

All Officers and Directors
as a group (4 person)      2,296,932        81.02%       61.19%


           (1) Does not include 420,728 Common Shares to be received by Loeb Holding Corp., as agent for non-affiliated persons, upon conversion of the interim loan agreements into two Promissory Notes.

           (2) Includes 841,455 Common Shares purchased by Loeb Holding Corp. as agent for Warren D. Bagatelle, Managing Director of Loeb Partners Corp., HSB Capital of which Warren Bagatelle is a partner and a number of other customers of and trusts managed by, Loeb Partners Corp., and 6,739 Common Shares owned directly by Warren D. Bagatelle and 2,233 Common Shares owned directly by HSB Capital.

           (3) Includes 29,383 Common Shares owned of record by Joan E. Wasko, John Wasko's wife, of which Mr. Wasko disclaims beneficial ownership, but of which he may be deemed beneficial owner.

           (4) Includes a 5-year option to purchase 25,000 shares of the Company's Common Stock at a price of $0.60 per share granted to Mr.
Wasko by the Company on August 11, 1995.


                  Messrs. Cutrona and Kenny may be deemed to be "parents" and "promoters" of the Company, as those terms are defined in the rules and regulations of the Securities Act of 1933, as amended. In August 1994 and February 1995, Messrs. Cutrona and Kenny each received their Common Stock in the Company for $7,840 of contributed services provided to the Company. In August 1994 and February 1995, Mr. Pollan received his common stock in the Company for $3,920.


                                               SELLING STOCKHOLDERS

           In addition to the Securities, the Registration Statement, of which this Prospectus forms a part, also covers the registration of an aggregate of 287,500 shares of Common Stock issuable upon the exercise of the Class A Redeemable Warrants issued in a private placement. The Company will not receive any proceeds from the sale of these shares but will receive proceeds from the exercise of the warrants covered by such shares. The costs of qualifying these 287,500 shares of Common Stock under federal and state securities laws, together with legal and accounting fees, printing and other costs in connection with this offering, will be paid by the Company.

           Pursuant to an agreement with the Underwriter, the 287,500 shares of Common Stock registered in the Registration Statement, of which this Prospectus forms a part, may not be sold for eighteen (18) months from the date of this Prospectus, subject, however, to earlier release at the sole discretion of the Underwriter. Such shares are being registered for resale purposes only and will be offered pursuant to an alternate prospectus.
See "Underwriting."

The terms and conditions of the Common Stock in the private placement are identical to the terms and conditions of the shares of Common Stock being offered pursuant to this Prospectus. All of the securities issued in the private placement are not being registered in the Registration Statement, of which this Prospectus forms a part. Only the shares of Common Stock issuable upon the exercise of the Class A Redeemable Warrants issued in the private placement are being registered for resale by such persons. Pursuant to an agreement with the Underwriter, such shares of Common Stock may not be sold until eighteen months from the date of this Prospectus, subject, however, to earlier release at the sole discretion of the Underwriter. The certificates representing the 287,500 shares of Common Stock issuable on exercise of the Class A Redeemable Warrants will have legends affixed setting forth such restrictions. The Underwriter may release these securities from this eighteen month restriction at any time after all securities subject to this offering have been sold. See "Underwriting." The resale of securities by the Selling Stockholders are subject to prospectus delivery and other requirements of the Securities Act. Sales of these securities, or even the potential for such sales at any time, would likely have an adverse effect on the market prices of the Common Stock and the Class A and Class B Redeemable Warrants. The Company will not receive any proceeds from the sale of the securities by the Selling Stockholders. If all of the Class A Redeemable Warrants issued in the private placement are exercised, of which there is no assurance, the Company will receive the gross proceeds therefrom aggregating up to an additional $1,653,125.

           Set forth below is a list of the Selling Stockholders and the number of shares of Common Stock owned which are being registered pursuant to the Registration Statement, of which this Prospectus forms a part:

                 No. of Shares              No. of Shares       Percentage
                 Owned Before               issuable upon       owned after
Name (1)         Offering                   exercise of         Offering(3)
--------         --------                   -----------         -----------
                                          Class A Reedamble
                                          -----------------
                                           Warrants (2)

Steven C. Wright       0                     12,500                    0
Keith C. Kammer        0                     12,500                    0
Paul W. Leblanc        0                     12,500                    0
Mildred J. Greiss      0                     12,500                    0
Terry Nash             0                     12,500                    0
Joel B. Pipe           0                     25,000                    0
Theodore E. Hanson     0                     25,000                    0
Dennis Lafer           0                     25,000                    0
Vincent A. Ferranti    0                     25,000                    0
Jason J. Leinwand      0                     12,500                    0
James R. Welch         0                     12,500                    0
Daniel Churchill       0                     25,000                    0
Glen Cadrez, Jr.       0                     12,500                    0
John Albanese
 Numismatics           0                     12,500                    0
Giuseppe Pappalardo    0                     25,000                    0
Joseph Perri           0                     25,000                    0
--------------------------

(1) The persons named in the above table have sole voting and investment power with respect to all of the Common Stock shown as beneficially owned by them, except as otherwise indicated.

(2) Pursuant to an agreement with the Underwriter, the shares underlying the Class A Redeemable Warrants may not be sold for eighteen (18) months from the date of this prospectus, subject, however, to earlier release at the sole discretion of the Underwriter.

(3) Assumes all shares underlying Class A Redeemable Warrants held by the Selling Stockholders are sold.

           After making the investment in the private placement, the investors did not own, nor did any of them have any right to acquire, any other securities of the Company. None of the investors were affiliated with the Company at the time of making their investment, at the time of this offering, or at any other time.

Plan of Distribution

           Subject to the eighteen (18) month restriction on the offer and sale of 287,500 shares of Common Stock issuable on the exercise of the Class A Redeemable Warrants of the Selling Stockholders, the securities offered hereby may be sold from time to time directly by the Selling Stockholders. Alternatively, the Selling Stockholders may, from time to time, offer such securities through underwriters, dealers and/or agents. The distribution of securities by the Selling Stockholders may be effected in one or more transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales. The Selling Stockholders, and intermediaries through whom such securities are sold, may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

           At the time a particular offer of securities is made by or on behalf of the Selling Stockholders to the extent required, a prospectus will be distributed which will set forth the number of securities being offered and the terms of the offering, including the name or names of any underwriter, dealer or agent, the purchase price paid by the underwriter for securities purchased from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

           Under the Securities Exchange Act of 1934, as amended
("Exchange Act") and the regulations promulgated thereunder, any person engaged in the distribution of the securities of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to such securities of the Company during the applicable "cooling off" period (which is nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act, and the rules and regulations promulgated thereunder, including without limitation, Rules 10b-6 and 10b-7 in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the Selling Stockholders.

           Sales of securities by the Selling Stockholders or even the potential of such sales, would likely have an adverse effect on the market prices of the securities offered hereby. Following the closing of this offering, the freely tradeable securities of the Company ("public float"), including this offering, will be 1,059,101 shares of Common Stock, 1,300,000 Class A Redeemable Warrants, and 800,000 Class B Redeemable Warrants (not including an aggregate of 287,500 shares of Common Stock issuable upon exercise of the Class A Redeemable Warrants owned by the Selling Stockholders), which such securities are not transferable for eighteen (18) months commencing on the date of this Prospectus or at such earlier date as may be permitted by the Underwriter, which may release such securities at any time after all securities subject to this offering have been sold and assuming no exercise of the Underwriter's Purchase Option. See "Descriptions of Securities" and "Underwriting".

                                             DESCRIPTION OF SECURITIES

Common Stock

           The Company is currently  authorized  to issue  75,000,000  shares of
Common Stock, having a par value of $.0001 per share of which 2,834,866 (including 333,216 shares issued to Steve Pollan) are outstanding prior to the offering contemplated hereby. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to the stockholders of the Company for a vote thereon. The holders of Common Stock: (i) have equal ratable rights to dividends from funds legally available therefor when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto; and (iv) as noted above, are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders. The Company has not paid any dividends on its Common Stock to date. The Company anticipates that, for the foreseeable future, it will retain earnings, if any, to finance the continuing operations of its business. The payment of dividends will depend upon, among other things, capital requirements and operating and financial conditions of the Company.



Redeemable Common Stock Purchase Warrants

           The Company is offering 2,100,000 redeemable warrants, 1,300,000 of which will be "Class A Redeemable Warrants" and 800,000 of which will be "Class B Redeemable Warrants," at an anticipated public offering price of $.20 per Class A Redeemable Warrant and $.10 per Class B Redeemable Warrant. Each Redeemable Warrant shall be exercisable for a period of 48 months, commencing six (6) months from the date on which the registration statement (the "Registration Statement") of which this prospectus (the "Prospectus") forms a part is declared effective (the "Effective Date") by the Securities and Exchange Commission (the "Commission").

           Class A Redeemable Warrants

           Each Class A Redeemable Warrant shall entitle the holder to acquire one share of Common Stock at a price equal to $5.75 per share. Commencing 12 months after the Effective Date, the Company will have the right at any time to redeem all, but not less than all, of the Class A Redeemable Warrants at a price equal to twenty cents ($.20) per Redeemable Warrant, provided that the closing bid price of the Common Stock equals or exceeds $6.25 per share for any twenty
(20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption.

           Class B Redeemable Warrants

           Each Class B Redeemable Warrant shall entitle the holder to acquire one share of the Common Stock at a price equal to $6.75 per share. Commencing 12 months after the Effective Date, the Company will have the right at any time to redeem all, but not less than all, of the Class B Redeemable Warrants at a price equal to ten cents ($.10) per Redeemable Warrant, provided that the closing bid price of the Common Stock equals or exceeds $7.25 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption.

Preferred Stock

           The Certificate of Incorporation of the Company authorizes the issuance of up to 25,000,000 shares of Preferred Stock, $.0001 par value per share. None of such Preferred Stock has been designated or issued. The Board of Directors is authorized to issue shares of Preferred Stock from time to time in one or more Class And, subject to the limitations contained in the Certificate of Incorporation and any limitations prescribed by law, to establish and designate any such limitations prescribed by law, to establish and designate any such Class And to fix the number of shares and the relative conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences. If shares of Preferred Stock with voting rights are issued, such issuance could affect the voting rights of the holders of the Common Stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. If the Board of Directors authorizes the issuance of shares of Preferred Stock with conversion rights, the number of shares of Common Stock outstanding could potentially be increased by up to the authorized amount. Issuance of shares of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. Also, the Preferred Stock could have preferences over the Common Stock (and other series of preferred stock) with respect to dividends and liquidation rights.

Private Placement

           The terms and conditions of the Common Stock in the private placement are identical to the terms and conditions of the shares of Common Stock. All of the securities issued in the private placement are not being registered in the Registration Statement, of which this Prospectus forms a part. Only the shares of Common Stock issuable upon the exercise of the Class A Redeemable Warrants issued in the private placement are being registered for resale by such persons. Pursuant to an agreement with the Underwriter, such shares of Common Stock may not be sold until eighteen months from the date of this Prospectus, subject, however, to earlier release at the sole discretion of the Underwriter. The certificates representing the 287,500 shares of Common Stock issuable on exercise of the Class A Redeemable Warrants will have legends affixed setting forth such restrictions. The Underwriter may release these securities from this eighteen month restriction at any time after all securities subject to this offering have been sold. See "Underwriting."


Transfer and Warrant Agent

           Continental Stock Transfer & Trust Company is the Registrar and Transfer Agent for the Common Stock and the Registrar and Warrant Agent for the Redeemable Warrants.

                                                   UNDERWRITING

General

           Subject to the terms and conditions set forth in the Underwriting Agreement by and between the Company and the Underwriter (the "Underwriting Agreement"), the Underwriter has agreed to purchase on a "firm commitment" basis, an aggregate of 800,000 shares of Common Stock and 2,100,000 Redeemable Warrants (exclusive of the 120,000 shares of Common Stock and 315,000 Warrants subject to the Over-Allotment Option).

           The Underwriter has advised the Company that it proposes to offer the Common Stock and Redeemable Warrants to the public at the public offering price set forth on the cover page of this Prospectus. The Securities are offered by the Underwriter subject to: (i) approval of certain legal matters by counsel to the Underwriter; and (ii) certain other conditions specified in the Underwriting Agreement.

           The Company has agreed to sell the Securities to the Underwriter at a discount of 10% of the public offering price thereof. The Company has also agreed to pay the Underwriter the Non-Accountable Expense Allowance (as previously defined) equal to 3% of the aggregate offering price of the Securities ($50,000 of which was advanced to the Underwriter). Pursuant to the provisions of the Underwriting Agreement, in the event that the Company's public offering is terminated for any reason, the Underwriter shall be reimbursed for all accountable expense incurred by it. Any amounts previously paid shall be credited against any amounts due.

           Prior to the Company's public offering, there has been no public trading market for the Securities. The offering price of the Common Stock and the exercise price of the Redeemable Warrants were determined by negotiation between the Company and the Underwriter. The major factors considered by the Company and the Underwriter in determining the public offering price of the Common Stock and the exercise price of the Redeemable Warrants, in addition to prevailing market conditions, were the Company's historical performance and growth, management's assessment of the Company's business potential and earning prospects, the prospects for growth in the industry in which the Company operates, and the foregoing factors in relation to market valuations of other similar companies. The public offering price may not bear any relationship to the Company's assets, book value, net worth or other criteria of value applicable to the Company.

           The Underwriter has required that all officers and directors and holders of 5% or more of the issued and outstanding shares of Common Stock, and securities exercisable, convertible or exchangeable for shares of Common Stock agree to a lock-up of their securities for a period of not less than eighteen
(18) months in order for the Underwriter to engage in the Offering as well as in order to maintain a more orderly trading market. Such shares will have a legend placed on the certificates to express the lock-up.

           The Underwriting Agreement prohibits the Company from issuing any capital stock or other securities without the Underwriter`s prior consent for a period of eighteen (18) months following the Effective Date of the Registration Statement. This provision may limit the Company's ability to raise additional equity capital. The purpose of such provision is to protect against unnecessary dilution to the public shareholders.

The Over-Allotment Option

           The Company has granted to the Underwriter the Over-Allotment Option which is exercisable for a period of 45 days following the Effective Date of the Registration Statement of which this Prospectus forms a part to purchase up to an additional 120,000 shares of Common Stock and 315,000 Redeemable Warrants (equal to an aggregate of up to 15% of the number of shares of Common Stock and Redeemable Warrants offered by the Company to the public) for the purpose of covering over-allotments. The Over-Allotment Option is exercisable upon the same terms and conditions as are applicable to the sale of the Securities.

The Underwriter's Purchase Option

           As part of the consideration to the Underwriter for its services in connection with the public offering described herein, the Company has agreed to issue and sell to the Underwriter, at the closing, for nominal consideration, five (5) year warrants to purchase such number of shares of Common Stock and Redeemable Warrants as shall equal 10% of the number of shares of Common Stock and Redeemable Warrants (excluding the over-allotment option) being underwritten for the account of the Company at a price of $.0001 per warrant (the "Warrants"). The Warrants shall be exercisable at any time during a period of four(4) years commencing at the beginning of the second year after their issuance and sale at a price equaling 120% of the initial public offering price of the shares of Common Stock and Redeemable Warrants.

           During the period in which the Underwriter's Purchase Option is exercisable, the holders thereof are given the opportunity to profit from a rise in the market price of the Securities which may result in a dilution of the interest of the stockholders. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Underwriter's Purchase Option is outstanding. At any time when the holders thereof might be expected to exercise such Warrants, the Company would probably be able to obtain additional equity capital on terms more favorable than those provided by the Underwriter's Purchase Option. Any profit realized on the sale of securities issuable upon the exercise of the Underwriter's Purchase Option may be deemed additional underwriter compensation.

Registration Rights

           In connection with the underwriting of the Company's public offering, the Company has granted to the Underwriter certain "piggy back" and "demand" registration rights. Pursuant to the terms of the Underwriting Agreement, the Company agrees that, for a period of seven (7) years from the date of the closing of the public offering of the shares of Common Stock and Redeemable Warrants (the "Closing"), if the Company intends to file a Registration Statement or Statements for the public sale of securities for cash (other than a Form S-8, Form S-4 or comparable Registration Statement), it will notify all of the holders of the Warrants and/or underlying securities and if so requested it will include therein material to permit a public offering of the securities underlying said Warrants at the expense of the Company (excluding fees and expenses of the holder's counsel and any underwriting or selling commissions). In addition, for a period of five (5) years from such date, upon the written demand of holder(s) representing a majority of the Warrants, the Company agrees, on one occasion, to promptly register the underlying Securities at the expense of the Company (excluding fees and expenses of the holder's counsel and any underwriting or selling commissions).

Finder's Fees

           No finder has been associated with the Company's public offering as described herein; nor does the Company have any obligation to pay a finder's fee to anyone in connection with any pending transaction involving the Company.

Warrant Solicitation Fee

           Pursuant to the Underwriting Agreement, the Company has agreed to grant to the Underwriter a right of first refusal for a period of three (3)
years after the Effective Date of the Registration Statement for any publicly offered sale of securities to be made by the Company or any of its present or future subsidiaries. The Underwriting Agreement also provides that the Underwriter shall act as the Company's exclusive agent with respect to the solicitation of the Redeemable Warrants, and receive from the Company a commission equal to 4% of the exercise price of the Redeemable Warrants (the "Warrant Solicitation Fee") commencing twelve (12) months after the effective date of the Registration Statement, payable upon exercise, if; (i) the market price of the Common Stock on the date that any such Redeemable Warrant is exercised is greater than the exercise price of the Redeemable Warrant; (ii) the exercise of such Redeemable Warrant was solicited by the a member of the National Association of Securities Dealers, Inc.; (iii) the Redeemable Warrant is not held in a discretionary account; (iv) disclosure of this compensation arrangement is made both at the time of the initial public offering and at the time of the exercise of such Redeemable Warrant; and (v) solicitation of the exercise is not in violation of Rule 10b-6 of the Exchange Act. No commission will be paid to the Underwriter on Redeemable Warrants voluntarily exercised within one year of the Effective Date or on Redeemable Warrants voluntarily exercised at any time without solicitation by the Underwriter.

           In addition, unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Underwriter will be prohibited from engaging in any market making activities or solicited brokerage activities with respect to the Company's securities for the period from nine business days prior to any solicitation of the exercise of any Redeemable Warrant or nine business days prior to the exercise of any Redeemable Warrant based on a prior solicitation until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right the Underwriter may have to receive such a fee for the exercise of the Redeemable Warrants following such solicitation. As a result, the Underwriter may be unable to continue to provide a market for the Company's securities during certain periods while the Redeemable Warrants are exercisable.

Other Terms of the Underwriting

           The Company has agreed not to issue, sell, offer to sell, grant any option relating to the sale of or otherwise dispose of (directly or indirectly) any of the Company's equity securities (including securities convertible into, exercisable for or exchangeable into equity securities) without the Underwriter's prior written consent, except for issuances pursuant to: (i) the exercise of the Underwriter's Purchase Option; (ii) the Company's public offering of securities as described herein; (iii) a declaration of dividends, recapitalization, reorganization or similar transaction; or (iv) a currently existing stock incentive or option plan, for 18 months from the Effective Date. In addition, each officer, director and stockholder who owns 5% or more of the Company's equity securities has agreed not to sell, transfer, convey, pledge, hypothecate or otherwise dispose of any of the respective securities of the Company owned by them for a period of 18 months from the Effective Date without the Underwriter's prior approval.

           In connection with and as consideration for the Underwriter's participation in the Company's public offering, the Company has given the Underwriter the right, upon completion of such public offering, to designate a person to attend all meetings of the Company's Board of Directors for a period of five (5) years. Such person shall be entitled to attend all such meetings and to receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors. As of the date hereof, the Underwriter has not identified a designee nor has it expressed to the Company the desire to exercise its right to select such a designee.

           The Company shall retain the Underwriter as its financial consultant for a period of 24 months commencing upon consummation of the proposed public offering at a monthly retainer of $2,000, all of which is payable in advance upon such consummation.

Indemnification

           The Company has agreed to indemnify the Underwriter and others against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy and is therefore unenforceable. The Underwriter has agreed to indemnify the Company, its directors, and each person who controls it within the meaning of Section 15 of the Securities Act with respect to any statement in or omission from the Registration Statement, the Prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Company by the Underwriter specifically for or in connection with the preparation of the Registration Statement, the Prospectus, or any such amendment or supplement thereto.

           The foregoing summaries of certain terms and conditions of the Underwriting Agreement and the Underwriter's Purchase Option do not purport to be complete statements of the terms and/or contents of such agreements. Copies of the foregoing documents have been filed with the Commission as exhibits to the Registration Statement of which this Prospectus forms a part and are also on file at the offices of the Underwriter and the Company. Reference is hereby made to each such exhibit for a detailed description of the provisions thereof which have been summarized above. See
"Available Information."


                                                   LEGAL MATTERS

           Certain legal matters in connection with the issuance of the securities being offered by the Company will be passed upon for the Company by McLaughlin & Stern, LLP, New York, New York. Legal matters for the Underwriter will be passed upon by Scheichet & Davis, P.C., New York, New York.

                                                      EXPERTS

           The Financial Statements of the Company included in this Prospectus to the extent and for the periods indicated in their report have been reported on by Wiss & Company, LLP, independent certified public accountants, as stated in their report appearing herein in reliance upon such report given on the authority of that firm as experts in accounting and auditing.

                                          CONSENT OF INDEPENDENT AUDITORS







        We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated July 8, 1996, relating to the consolidated financial statements of Genisys Reservation Systems, Inc., and Subsidiary which appears in such the Prospectus.

       We also consent to the reference to us under "Experts" in the Prospectus.



                  Wiss & Company, LLP


Woodbridge, New Jersey
October 29, 1996

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS







                                                                         Page

Independent Auditors' Report                                               F-2

Consolidated Financial Statements:

        Consolidated Balance Sheets at December 31, 1995:                  F-3

        Consolidated Statements of Operations for the Four Months
        Ended December 31, 1995, the Year Ended August 31, 1995,           F-4
        and the Periods From March 7, 1994 (date of inception) to
        December 31, 1995

         Consolidated Statements of Changes in Stockholders' Equity
        (Deficiency) for the Four Months Ended December 31, 1995, the
         Year Ended August 31, 1995, and the Period From March 7, 1994
         (date of inception) to August 31, 1994                           F-5

        Consolidated Statements of Cash Flows for the Four Months
        Ended December 31, 1995, the Year Ended August 31, 1995, and the Periods From March 7, 1994 (date of inception) to
        December 31, 1995
                                                                            F-6

     Notes to Consolidated Financial Statements                     F-7 to F-14

Consolidated Financial Statements (Unaudited) (June 30, 1996):

Consolidated Balance Sheets - March 31, 1996 and
 December 31, 1995 (Unaudited)                                            F-15

Consolidated Statements of Operations - Six and
 Three Months Ended June 30, 1996 and Period
 From March 7, 1994 (date of inception)
 Through June 30, 1996 (Unaudited)                                        F-16

Consolidated Statement of Stockholders` Equity
(Deficiency) - Six Months Ended June 30, 1996
(Unaudited)                                                                F-17

Consolidated Statements of Cash Flows - Six
 Months Ended June 30, 1996 and 1995 and Period
 From March 7, 1994 (date of inception) Through
 June 30, 1996 (Unaudited)                                                 F-18

Notes to Consolidated Financial Statements (Unaudited)            F-19 to F-22

                                             INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of Genisys Reservation Systems, Inc.
(A Development Stage Company)


 We have audited the accompanying consolidated balance sheets of Genisys Reservation Systems, Inc. and Subsidiary (formerly Robotic
 Lasers, Inc. and a Development Stage Company) as of December 31, 1995 and August 31, 1995 and the related consolidated statements of operations, changes in stockholders equity and cash flows for the four months ended December 31, 1995, the year ended August 31, 1995, and for the periods from March 7, 1994 (date of inception) to August 31, 1994 and December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Genisys Reservation Systems, Inc. and Subsidiary (formerly Robotic Lasers, Inc. and a Development Stage Company) at December 31, 1995 and August 31, 1995 and the results of their operations and their cash flows for the four months ended December 31, 1995, the year ended August 31, 1995 and for the periods from March 7, 1994 (date of inception) to August 31, 1994 and December 31, 1995, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a development stage company and has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.






                                                   WISS & COMPANY, LLP

Woodbridge, New Jersey
July 8, 1996

                    GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                            (Formerly Robotic Lasers, Inc.)
                             (A Development Stage Company)




                              CONSOLIDATED BALANCE SHEETS




                                          December 31,            August 31,
                  ASSETS                  1995                        1995

CURRENT ASSETS:
     Cash                                $22,613                $11,147
     Prepaid expenses                        703                 3,734
         Total Current Assets             23,316                 14,881

    COMPUTER EQUIPMENT, LESS
    ACCUMULATED DEPRECIATION
    OF $17,393                            302,381                -

    DEPOSITS AND OTHER ASSETS              26,988                245,121

                                         $352,685               $260,002


                        LIABILITIES AND STOCKHOLDERS' EQUITY
                                    (DEFICIENCY)

    CURRENT LIABILITIES:
         Note payable - private investor    $650,000            $435,000
     Accounts payable and accrued expenses    98,012              87,242
    Current portion of obligations under
    computer equipment lease                  45,012                 -
         Accounts payable - related parties   19,126               4,800
         Accrued interest payable -
          private investor                    28,096               12,244
         Payroll taxes payable               10,000                8,973
         Loans payable - stockholders         -                    6,820
         Total Current Liabilities          850,246              555,079

    LONG-TERM PORTION OF OBLIGATIONS UNDER
    COMPUTER EQUIPMENT LEASE
                                             89,746                -
                                            939,992              555,079

    COMMITMENTS

 STOCKHOLDERS' EQUITY (DEFICIENCY):
 Preferred stock, $.0001 par value:
 25,000,000 shares authorized; none
 outstanding
                                             -                       -
 Common stock, $.0001 par value:
 75,000,000 shares authorized;
 2,804,866 shares issued and outstanding     280                    280
 Additional paid-in capital                 5,233                  5,233
 Deficit accumulated during development
 stage                                   (592,820)              (300,590)
Total Stockholders' Equity (Deficiency)  (587,307)              (295,077)

                                         $352,685                $260,002


See accompanying notes to consolidated financial statements.

                   GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                                (Formerly Robotic Lasers, Inc.)
                              (A Development Stage Company)




                            CONSOLIDATED STATEMENTS OF OPERATIONS




                                                       Period From
                     Four Months       Year            March 7, 1994
                       Ended           Ended         (Date of Inception) to
                     December 31,    August 31,    August 31,     December 31,
                     1995              1995        1994            1995

REVENUES AND
EXPENSES DURING
THE DEVELOPMENT
 STAGE:
Revenues             $      -         $      -          $    -      $   -

Expenses:
General and
administrative          250,454         256,621           31,416      538,491
Depreciation and
amortization             17,473             240               94       17,807
Interest expense         24,303          12,219               -        36,522

                        292,230         269,080           31,510       592,820
NET LOSS
INCURRED DURING
THE DEVELOPMENT
 STAGE                $(292,230)       $(269,080)       $(31,510)    $(592,820)

NET LOSS PER
COMMON SHARE              $(.10)           $(.11)          $(.01)        $(.23)

WEIGHTED AVERAGE
NUMBER OF COMMON
SHARES OUTSTANDING     2,804,866         2,539,739      2,524,379     2,584,399




See accompanying notes to consolidated financial statements.

                            GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                                           (Formerly Robotic Lasers, Inc.)
                                            (A Development Stage Company)




       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)




                                                                    Deficit
                                                                   Accumulated
                                                    Additional     During the
                                 Common Stock        Paid-in       Development
                  Total       Shares   Par Value     Capital          Stage

PERIOD ENDED
AUGUST 31, 1994:
Issuance of
common stock at
March 7, 1994
(inception) for
services rendered,
valued at
approximately
$.004 per share   $10,000     2,524,379      $-       $10,000        $   -
Net loss          (31,510)        -           -          -             (31,510)

BALANCE,
AUGUST 31,
 1994             (21,510)    2,524,379       -         10,000         (31,510)


YEAR ENDED
AUGUST 31, 1995:

Contribution of
 services
 rendered          9,600        -               -        9,600               -

Net assets
received
(liabilities assumed)
in reverse
acquisition of
Robotic Lasers,
 Inc.            (14,087)        280,487         28     (14,115)              -
Change in
 par value         -               -            252       (252)               -
Net loss        (269,080)          -             -         -          (269,080)


BALANCE,
AUGUST 31,
1995            (295,077)      2,804,866         280      5,233        (300,590)




PERIOD ENDED
DECEMBER 31,
1995:
Net loss        (292,230)         -               -        -         (292,230)


BALANCE,
DECEMBER 31,
 1995          $(587,307)     2,804,866       $280       $5,233      $(592,820)





See accompanying notes to consolidated financial statements.

           GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                                   (Formerly Robotic Lasers, Inc.)
                                    (A Development Stage Company)

                         CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          Period From
                     Four Months           Year           March 7, 1994
                       Ended             Ended         (Date of Inception), to
                    December 31,        August 31,     August 31,  December 31,
                       1995               1995          1994            1995
CASH FLOWS
FROM OPERATING
ACTIVITIES:
Net loss            $(292,230)          $(269,080)    $(31,510)      $(592,820)
Adjustment to
reconcile net loss
to net cash
flows from
operating activities:
Depreciation and
 amortization         17,473              240               94          17,807
Contribution of
services rendered
to capital             ----              9,600           10,000          19,600
Changes in operating
assets and liabilities:
Prepaid Expenses      3,031             (3,734)           -               (703)
Other assets         218,053          (243,255)         (2,200)        (27,402)
Accounts payable
and accrued expenses
                      10,770             73,155            -            83,925
Payrol1 taxes payable  1,027               8,973            -            10,000
Accrued interest
 payable               15,852             12,244            -            28,096

Net cash flows
from operating
 activities          (26,024)           (411,857)       (23,616)      (461,497)

CASH FLOWS FROM
INVESTING ACTIVITIES -
Acquisition of
computer equipment  (319,774)               -                -        (319,774)

CASH FLOWS FROM
FINANCING ACTIVITIES:
Advances from
 (repayments to)
 stockholders       (6,820)             (4,001)           10,821         -
Loans and advances
 from related parties (14,326)            (8,000)           12,800      19,126
Proceeds from
 issuance of notes
payable             215,000             435,000               -         650,000
Payments under
 computer equipment
 leases              (9,724)             -                     -        (9,724)
Proceeds from
 sale and lease-back  144,482            -                     -       144,482
Net cash flows from
financing activities  357,264           422,999            23,621      803,884

NET CHANGE IN CASH     11,466            11,142                5        22,613

CASH, BEGINNING
 OF PERIOD             11,147                5                 -          -

CASH, END OF PERIOD  $22,613           $11,147               $ 5        $22,613

SUPPLEMENTAL CASH
FLOW INFORMATION:
Interest paid       $8,426          $     -                  $ -        $8,426
Net liabilities
assumed in reverse
 acquisition        $  -            $14,087                  $ -        $14,087

See accompanying notes to consolidated financial statements.

                           GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                                           (Formerly Robotic Lasers, Inc.)
                                            (A Development Stage Company)
                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




Note 1 - History of the Company, Nature of the Business and Summary of Significant Accounting Policies:

History of the Company and Nature of the Business - Genisys
Reservation Systems, Inc. (the "Company") was incorporated in April 1986 as Robotic Lasers, Inc. In March 1995, the Company sold all of its assets, rights and properties relating to a certain laser research and development agreement (subject to certain liabilities). On
August 11, 1995, the Company acquired Corporate Travel Link, Inc.
("Travel Link") a development stage company, by issuing 5,048,730 shares of its restricted common stock in exchange for all of the authorized, issued and outstanding shares of common stock of Travel Link. For accounting purposes, the share exchange transaction and combination of Travel Link with the Company has been treated as a reverse acquisition. The previous historical financial statements of the Company are no longer reported and the financial statements of Travel Link (since its formation in March 1994) are now reported as the historical consolidated financial statements of the Company and its subsidiary.

The Company is a development stage company and is engaged in developing a computerized limousine reservation system for the business traveler. The Company anticipates that the proprietary software being developed will enable a system of limousine reservations to be completely computerized and operate without human intervention.

The Company has generated no revenues and has no commercial operations to date. The Company has been unprofitable since inception and expects to incur additional operating losses over the next several quarters.The Company does not expect to generate any revenues from operations during the fiscal year ending December 31, 1996.

Estimates and Uncertainties - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

Principles of Consolidation - As indicated above, the consolidated financial statements include the accounts of the Company's wholly-owned subsidiary, Travel Link and, since August 11, 1995, those of the Company. Retroactive effect has been given to the exchange of shares for Travel Link to March 7, 1994. All significant intercompany transactions and accounts have been eliminated in consolidation.

     GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                  (Formerly Robotic Lasers, Inc.)
                  (A Development Stage Company)

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





Financial Instruments - Financial instruments include cash and equivalents, other assets, accounts payable, accrued expenses and long-term debt.
The amounts reported for financial instruments are considered to be reasonable approximations of their fair values, based on market information available to management.

Cash and Equivalents - The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Concentration of Credit Risk - The Company maintains its cash balances in several financial institutions. The accounts at each institution are insured by the Federal Deposit insurance Corporation up to $100,000. At December 31, 1996, there were no uninsured balances.

Computer Equipment - Computer equipment is stated at cost and depreciated using the straight-line method over an estimated useful life of 5 years.

Income Taxes - Deferred tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the temporary differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Fiscal Year - In December 1995, the Board of Directors voted to change the Company's fiscal year to a calendar year, effective December 31, 1995.

Net Income (Loss) Per Common Share - Net income (loss) per common share is based upon the weighted average number of outstanding common shares. The shares issuable upon the exercise of outstanding warrants and options have been excluded since the assumed conversion would be antidilutive, due to net losses for all periods presented.

Note 2 -   Operating and Liquidity Difficulties and Management's Plans to
           Overcome:

The accompanying financial statements of the Company have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has reported net losses since inception and expects to incur additional operating losses over the next several quarters. The Company has also experienced liquidity difficulties since inception, and in order to continue the development of the Company's reservation system, needs significant additional financing. The Company has financed its operations since inception with the proceeds from the issuance of long term debt.

                            GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                                           (Formerly Robotic Lasers, Inc.)
                                            (A Development Stage Company)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS







Since inception, the operations of the Company have been limited to market research and developing a software and hardware system for computerizing the limousine reservation system. These efforts are at a preliminary stage and will require further technical development within a period of the next twelve months and additional financing before a determination of the system's commercial feasibility can be made. No assurance can be given that the Company's reservation system will achieve commercial feasibility.

The Company's working capital and its capital requirements will depend upon numerous factors, including, without limitation, the progress of the Company's system development, competition, industry technological advances and the ability of the Company to market its limousine reservation system. The Company will require additional significant financing to complete the system development, cover anticipated losses and sustain operations in 1996 and beyond and, in addition, to satisfy the repayment of long-term debt. There can be no assurance that the financing needed for attaining commercial viability of the Company's reservation system will be obtained. If the Company is unable to raise sufficient capital, it will delay and could prevent the completion of the development of the reservation system.

The Company intends to fund its operations and other capital for the next twelve months substantially from the net proceeds of a contemplated public offering, but there can be no assurance that the net proceeds of such contemplated offering, if successful, will be sufficient for these purposes. There is also no assurance that such financing will be available, or that it will be available on acceptable terms.

Reference should be made to "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein for additional information.


Note 3 - Notes Payable to Stockholder:


In September 1995, the Company signed an agreement with a private investor whereby the private investor converted its $500,000 loan to the Company into two (2) Promissory Notes, with principal amounts of $475,000 and $25,000, respectively. The $475,000 note is to be repaid in twelve equal quarterly installments commencing two years from the date of such note. This note bears interest at nine percent (9%) per annum and interest payments are to be made quarterly at the end of each calendar quarter or at such earlier date that this note becomes due and payable as a result of

                           ENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                                     (Formerly Robotic Lasers, Inc.)
                                       (A Development Stage Company)

                                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS







acceleration, pre-payment or as otherwise provided therein.
Interest accrued through March 31, 1996 was calculated and was to be paid in four (4) equal installments on March 31, June 30, September 30 and December 31, 1996. The $25,000 promissory note accrues interest at nine percent (9%) per annum (payable quarterly) and is convertible at the sole option of the note holder into a maximum of an additional 30% of shares of common stock of the Company based on the Company achieving certain results of operations as compared to the projected results of operations provided to the private investor. If the Company achieves pre-tax profit of at least 80% of the projected results of operations, there is no conversion option. Unless previously converted, the principal of this note shall be repaid by the Company in 12 equal quarterly installments, commencing April 1, 1998. In December 1995, the
Company and private investor signed additional loan agreements whereby the private investor loaned the Company an additional $150,000. During the first quarter of 1996, the private investor loaned the Company an additional $100,000. These additional loans are due 60 days from the date of such loans and accrue interest at nine percent (9%) per annum. The private investor has the option of converting these additional loans, totaling $250,000, into two 9% term notes ($237,500 and $12,500)
and will receive 420,728 shares of common stock of the Company in consideration for such conversion. The $237,500 note would be repaid in 12 equal quarterly installments commencing two (2) years from the date of such note. The $12,500 note would be convertible at the sole option of the holder into a maximum of an additional 15% of the Company's shares of common stock based on the Company's achievement of certain operating results as compared to projected results, as more fully described above. Unless previously converted, this $12,500 note, together with any accrued or accrued but unpaid interest, shall become a demand note after the third year of operation of the Company.

Total borrowings from the private investor are $650,000 at
December 31, 1995 and $750,000 through March 1996.   Accrued
interest was $28,096 at December 31, 1995 and $60,253 at June 30, 1996. Therefore, the Company is technically in default on such notes. The Company has not paid any interest under these loan agreements through June 30, 1996. Accordingly, the notes have been classified as current liabilities in the accompanying consolidated financial statements.

Note 4 -  Commitments:

Leases - In September 1995, the Company entered into a sale and lease-back arrangement whereby the Company sold the bulk of its computer hardware and

                            GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                                    (Formerly Robotic Lasers, Inc.)
                                       (A Development Stage Company)

                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS







commercially purchased software to a lessor for approximately
$170,000 and agreed to lease back such equipment for initial terms ranging from 24 to 30 months. The obligation under computer equipment lease at December 31, 1995 consists of the following:


                                     Imputed
                                     Interest
         Description                 Rate

Capital lease payable in
 monthly installments of
 $3,945 through March 1998
 and $2,367 through March 1999,
 collateralized by the computer
 equipment                           25.4%                 $146,754


Capital lease payable in
 monthly installments of
$2,105 through September 1997
and $421 through September 1998,
collateralized by the computer
equipment                            20.4%                   55,572
                                                            202,326
Less: Amount representing
interest                                                     67,568
Present value of minimum
 lease payments                                             134,758
Less: Current maturities                                     45,012
                                                            $89,746

The obligation under computer equipment lease matures as follows:


          Year Ending December 31,

           1996     $45,012
           1997      51,565
           1998      31,370
           1999       6,811

                   $134,758

The Company leases its administrative facilities under a five-year lease expiring in November 2000. The lease provides for annual rent of $25,500.

Rent expense totalled $7,000, $14,000 and $7,000 for the four months ended December 31, 1995, the year ended August 31, 1995 and the period from March 7, 1994 (date of inception) to August 31, 1994, respectively.

                        GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                               (Formerly Robotic Lasers, Inc.)
                               (A Development Stage Company)

                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS







Employment Agreements - The Company entered into an employment agreement with its President in September 1995.
The agreement provides for annual compensation of $75,000 effective October 1996, and $100,000, effective January 1997.

Note 5 -  Income Taxes:

Deferred income taxes reflect the net effects of temporary differences between the amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The principal temporary difference arises from the net operating loss carryforwards and results in a deferred tax asset of approximately $236,000 at December 31, 1995 and $120,000 at August 31, 1995.

A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. The Company has determined, based on its recurring net losses, lack of a commercially viable product or system and it being a development stage company, that a full valuation allowance is appropriate at December 31, 1995 and August 31, 1995.

A reconciliation of the provision (benefit) for income taxes computed at the federal statutory rate of 34% and the effective tax rate of income (loss) before income taxes is as follows:


                                      Period Ended             Year Ended
                                     December 31,             August 31,
                                        1995                    1994
 Computed tax on net loss at
 federal statutory rate            $(99,000)                 $(91,000)

State income taxes, net of
 federal income tax benefits        (17,000)                  (16,000)

Tax effect of net operating
 losses not currently usable        116,000                    107,000

Provision (benefit) for
 income taxes                     $    -                     $    -

At December 31, 1995, the Company had net operating loss carryforwards of approximately $600,000 expiring through 2010.

                              GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                                           (Formerly Robotic Lasers, Inc.)
                                            (A Development Stage Company)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS






Current tax law limits the use of net operating loss carryforwards after there has been a substantial change in ownership (as defined) during a three year period. Because of the possible future changes in common stock, the use of the Company's net operating loss carryforwards may be subject to an annual limitation. To the extent amounts available under the annual limitation are not used, they may be carried forward for the remainder of 15 years from the year the losses were originally incurred.

Note 6 -        Stockholders' Equity:

Preferred Stock - The Company's Certificate of Incorporation authorizes the issuance of up to 25,000,000 shares of Preferred Stock. None of such Preferred Stock has been designated or issued to date. The Board of Directors is authorized to issue shares of Preferred Stock from time to time in one or more series and to establish and designate any such series and to fix the number of shares and the relative conversion rights, voting rights, terms of redemption and liquidation.

Warrants and Options - In August 1995, the Company granted an option to purchase 25,000 shares of its common stock to an officer, exercisable at $.60 per share through August 2000.

In connection with the lease described in Note 4, the Company granted to the lessor a warrant to purchase a maximum of 12,721 shares of common stock at an exercise price of $2 per share.

Note 7 - Subsequent Events:

Recent Sales of Common Stock - During the quarter ended
March 31, 1996, the Company sold 5,000 shares of its restricted common stock to a former officer and director of the Company for $10,000. In addition, the Company sold, to an unrelated private investor, 25,000 shares of its restricted common stock for $50,000.

Reverse Stock Split - In July 1996, the Company's stockholders` approved and effectuated a one for two reverse stock split, which has been retroactively reflected in the accompanying consolidated financial statements.

Private Offering - Pursuant to a private offering, the Company issued 11.5 units to various unrelated parties in May and June 1996. Each $50,000 unit consists of a $49,000 three-year promissory note (bearing interest at 10% per annum) and 25,000 Class A redeemable common stock purchase warrants valued at $1,000 per unit. Gross proceeds of this private offering totalled $575,000, of which $563,500 was allocated to the notes and $11,500 to the respective warrants.

                     GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                                 (Formerly Robotic Lasers, Inc.)
                                  (A Development Stage Company)

                         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS






The principal and interest on the promissory notes are to be repaid at the earlier of three years from issuance of such notes or 30 days after the closing date of the Company's first underwritten public offering.
Each Class A common stock purchase warrant entitles the holder to purchase up to 25,000 shares of the Company's common stock at an exercise price of $12.50 per share. The rights represented by this warrant are exercisable commencing 90 days after the effective date of a public offering registration statement until four years thereafter. The terms and conditions of these warrants are subject to adjustment to conform with the warrants to be registered upon the effectiveness of the contemplated registration statement to be filed with the Securities and Exchange Commission. Warrants to purchase 287,500 shares of the Company's common stock are currently outstanding pursuant to this private offering.

Convertible Notes Payable - In April and June 1996, the
Company borrowed a total of $30,000 from two unrelated parties. These notes bear interest at 7% per annum, payable on the last day of each calendar quarter, commencing March 31, 1997. The maturity dates are the earlier of January 1, 1998 or upon the consummation of a public offering of the Company's common stock. If the maturity dates of these notes occur prior to January 1, 1998, the notes may be converted into 15,000 shares of the Company's common stock.

Note 8 - Event Subsequent to Date of Auditors' Report.

In August 1996, the Company gave notice to a former officer that it was cancelling the 333,216 shares of its common stock which had been issued to the former officer in connection with the reverse acquisition described in Note 1. Such cancellation relates to various claims made by the Company against the former officer and failure to provide services to the Company. The former officer has informed the Company that he will contest any attempt by the Company to cancel his shares. Pending return of the shares they are considered outstanding for all periods presented herein.

GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY (formerly Robotic Lasers, Inc.) A Development Stage Enterprise CONSOLIDATED BALANCE SHEETS
                                                        June        December
                                                    30, 1996        31, 1995
                                                 (unaudited)

                                           ASSETS

CURRENT ASSETS
Cash and cash equivalents                          $ 396,928        $ 22,613
Prepaid Expenses                                         523             703
Total Current Assets                                 397,451          23,316

EQUIPMENT, NET OF ACCUMULATED
 DEPRECIATION OF $58,942 and
$17,393                                                419,663     302,381

OTHER ASSETS
Deposits and Other                                    28,847          26,988
                                                     845,961        $352,685

                LIABILITIES AND STOCKHOLDERS` EQUITY (DEFICIENCY)
LIABILITIES-
Notes Payable - private
 investor                                          $ 750,000       $ 650,000
Accounts Payable and
accrued expenses                                     231,739          98,012
Current portion of
obligations under computer
equipment lease                                       65,367          45,012
Accrued interest payable -
 private investor                                     63,973          28,096
Accrued consulting fees -
officer                                               40,500             ---
Loans and advances from
 related parties                                      51,023          19,126
Payroll taxes payable                                    ---          10,000
Total current liabilities                             1,202,602      850,246
Long-term portion of
obligations under
computer equipment lease                              78,256          89,746
Loans payable                                        563,500              --
Convertible notes payable                             30,000              --
                                                   1,874,358         939,992
STOCKHOLDERS`EQUITY (DEFICIENCY):
Preferred Stock, $.0001 Par Value: 25,000,000
Shares Authorized; None Outstanding
Common Stock, $.0001 Par Value; 75,000,000
Shares Authorized-, 2,834,866 and 2,804,866
Shares Issued and Outstanding                            283             280
Paid in Capital                                       76,730           5,233
Deficit Accumulated
During the Developmental
 Stage                                            (1,105,410)       (592,820)
                                                 (1,028,397)        (587,307)
                                                   $845,961         $352,685

                           See Accompanying Notes to Financial Statements

                    GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                             (formerly Robotic Lasers, Inc.)
                            (A development Stage Enterprise)

                         CONSOLIDATED STATEMENTS OF OPERATIONS
                             DURING THE DEVELOPMENT STAGE
                                     (Unaudited)



                                    Six Months         Six Months
                                      Ended               Ended
                                   June 30, 1996      June 30, 1995
REVENUES AND
EXPENSES DURING
THE DEVELOPMENT
STAGE                               $  -                      $  -
Revenue

Expenses -
General and
Adminstrative                       422,428                   128,311
Depreciation and
 Amortizaation                       41,669                       381
Interest Expense                     48,493                     6,110
                                    512,590                   134,802

NET (LOSS)
DURING THE DEVELOPMENT
STAGE                               ($512,590)                ($134,802)

NET (LOSS)
 PER COMMON SHARE                   ($.18)                    ($.05)

WEIGHTED AVERAGE
NUMBER OF
COMMON SHARES
OUTSTANDING                         2,825,455                 2,534,772

                     GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                             (formerly Robotic Lasers, Inc.)
                            (A development Stage Enterprise)

                         CONSOLIDATED STATEMENTS OF OPERATIONS
                               DURING THE DEVELOPMENT STAGE
                                     (Unaudited)
                                                       (CONTINUED)

                                                                From Inception
                             Three Months      Three Months     March 7, 1994
                               Ended               Ended             Through
                              June 30, 1996    June 30, 1995     June 30, 1996


REVENUES AND
EXPENSES DURING
THE DEVELOPMENT
STAGE
Revenue                             $   -         $  -                $  -

Expenses -
General and
Adminstrative                       243,569      64,155               960,919
Depreciation and
 Amortizaation                       23,007        191                 59,476
Interest Expense                     26,345       3,055                85,015
                                    292,921      67,401             1,105,410
NET (LOSS) INCURRED
DURING THE DEVELOPMENT
STAGE                               ($292,921) ($ 67,401)          (1,105,410)

NET (LOSS) INCURRED
 PER COMMON SHARE                   ($.10)        ($.03)               ($.42)

WEIGHTED AVERAGE
NUMBER OF
COMMON SHARES
OUTSTANDING                         2,834,850    2,534,772           2,636,254






                                                    F-16 (continued)

                            See Accompanying Notes to Financial Statements

                         GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                                    (Formerly Robotic Lasers, Inc.)
                                    (A Development Stage Enterprise)
                           CONSOLIDATED STATEMENT OF STOCKHOLDERS` EQUITY
                                                (Unaudited)



                                                                   Deficit
                                                                Accumulated
                                                  Additional     During the
                                 Common Stock      Paid-In      Development
                      Total     Shares    Value    Capital       Stage


BALANCE -
December 31, 1995  ($587,307)  2,804,866   $280    $5,233          ($592,820)

POCEEDS FROM
ISSUANCE OF
COMMON STOCK       60,000       30,000        3    59,997

PROCEEDS FROM
ISUANCE OF
WARRANTS          11,500                            11,500

NET (LOSS)
FOR THE SIX
MONTHS ENDED
JUNE 30, 1996   (512,590)       -            -        -            (512,590)

BALANCE -
JUNE 30, 1996  ($1,028,397)  2,834,866      $283     $76,730      ($1,105,410)



                          See Accompanying Notes to Financial Statements

                           GENISYS RESERVATION SYSTEMS, INC.  AND SUBSIDIARY
                                      (formerly Robotic Lasers, Inc.)
                                      (A Development Stage Enterprise)
                                 CONSOLIDATED STATEMENT OF CASH FLOWS
                                                (unaudited)


                                                                 From Inception
                                                                  March 7, 1994
                           Six Months Ended    Six Months Ended        Through
                              June 30,           June 30,              June 30,
                                1996              1995                  1996

CASH FLOWS FROM
 OPERATING ACTIVITIES
Net(Loss)                     ($512,590)        ($134,802)        ($1,105,410)
Adjustment to Reconcile
 Net (Loss) to Cash
Flows from Operating Activities:
Depreciation and Amortization    41,669           381                  59,476
Common Stock issued for
services rendered                 -                9,600               19,600
Changes in operating assets
 and liabilities:
Other Assets                     (1,979)         (243,255)             (29,381)
Accounts Payable and
 Accrued Expenses               164,227            21,085              258,152
Prepaid Expenses                    180            (1,867)                (523)
Accrued Interest Payable         35,877              --                 63,973
NET CASH FLOWS FROM
OPERATING ACTIVITIES           (272, 616)         (348,858)            734,113

CASH FLOWS FROM INVESTING
ACTIVITIES
Acquisition of Equipment        (158,831)             --              (478,605)

CASH FLOWS FROM FINANCING
ACTIVITIES
Proceeds from Issuance
 of Notes Payable                100,000           360,000             750,000
Payments under Computer
 Equipment Lease                 (16,252)           --                 (25,976)
Proceeds from sale and
 lease-back                       25,117            --                 169,599
Proceeds from Issuance of
 Common Stock                     60,000            --                  60,000
Advances from related parties     31,897            --                  51,023
Proceeds from issuance of Notes
 Payable And Related Warrants    575,000            --                 575,000
Proceeds from issuance of
 Convertible Notes Payable        30,000            --                  30,000
NET CASH FLOWS FROM
FINANCING ACTIVITIES            805,762         360,000              1,609,646
NET INCREASE IN CASH            374,315          11,142                396,928
CASH - BEGINNING OF PERIOD       22,613               5                   --
CASH - END OF PERIOD           $ 396,928        $11,147               $396,928
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                   $13,084         $  --                 $ 21,510
Net liabilities assumed
 in reverse acquisition         $  --           $  --                  $14,087

                             See Accompanying Notes to Financial Statements

                                GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                                         (formerly Robotic Lasers, Inc.)
                                         A Development Stage Enterprise)
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                   (unaudited)


           Note 1          Basis of Presentation

The consolidated balance sheet at the end of the preceding fiscal year has been derived from the audited consolidated balance sheet contained in the Company's Form 1 O-KSB and is presented for comparative purposes. All other financial statements are unaudited. In the opinion of management, all adjustments which include only normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows of all periods presented have been made. The results of operations for interim periods are not necessarily indicative of the operating results for the full year.

      Footnote disclosures normally included in financial statements prepared in accordance with the generally accepted accounting principles have been omitted in accordance with the published rules and regulations of the Securities and Exchange Commission. These consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 1 O-KSB for the most recent fiscal year.

           Note 2          Activities of the Company

           The Company is in the development stage and has not yet generated any revenues from operations. The Company's funds have been provided from Loeb Holding Corporation, as agent, LTI Ventures Leasing Corporation, and from certain private offerings.

      As reflected in the accompanying consolidated financial statements, the Company has incurred net losses of $1, 1 05,41 0 since inception, and at June 30, 1996, had a working capital deficiency of $805,151. These factors. among others, indicate that if the Company is unable to secure additional financing, it may be unable to continue in existence. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

           Note 3          Long-Term Debt

On September 5, 1995, the Company and Loeb Holding Corp.,as agent, (Loeb) signed an agreement whereby Loeb purchased 841,455 shares of Common Stock of the Company, In consideration for the sale of the stock, Loeb agreed to loan the Company up to a maximum of $500,000 as evidenced by two Promissory Notes dated September 5, 1995, one in the principal amount of $475,000 and the other in the principal amount of $25,000.

           The principal amount of the $475,000 note is to be repaid in 12 equal quarterly payments commencing two (2) years from the date of said note. Prepayments may be made at any time without penalty. Interest is accrued at the rate of nine percent (9%) per annum and interest payments are to be made quarterly at the end of each calendar quarter, or at such earlier date that this Note becomes due and payable as a result of acceleration, prepayment or as otherwise provided herein. Interest shall begin to run from the date that the monies are or were advanced to the Maker. On March 31, 1996, all interest accrued through that date was calculated and was to be paid in four equal installments on March 31, 1996, June 30, 1996, September 30, 1996 and December 31, 1996. In addition, the first quarterly interest payment shall be made on March 31, 1996, for interest due for the first quarter of 1996, and quarterly interest payments shall be made thereafter on March 31 st, June 30th, September 30th and December 31 st of each year.

           The Promissory Note for $25,000 accrues interest at the rate of nine percent (9%) per annum payable quarterly and is convertible at the sole option of the holder into a maximum of an additional 30% of the common shares of the Company determined by a sliding scale based on the audited pretax profits of the Company during the second and third years of operations of the Company on a sliding scale based upon the Company achieving between 50% and 80% of the projections provided to Loeb. (Example-. If the Company achieves 80% or better of projection, no conversion; if the Company achieves 50% or less of projection, conversion into 30% of the Company-, if the Company achieves between 50% and 80% of projection, the note is convertible into the pro-rata portion of 30% of the Company, i.e., 70% achievement equals one-third of the 30% of the Company.)

     Unless previously converted, the principal amount of this note shall be repaid by the Company in twelve (12) equal quarterly installments, the first principal payment to be made on April 1, 1998.

      On December 1, 1995, the Company and Loeb signed a convertible interim loan agreement whereby Loeb loaned the Company the sum of $50,000 due in 60 days together with interest of 9% to be used as working capital. Additionally on December 4, 1995, January 16, 1996, February 23. 1996, and March 12, 1996, the Company and Loeb signed additional convertible interim loan agreements whereby Loeb loaned the Company the sums of $100,000, $50,000, $25,000 and $25,000 respectively. Each of these additional convertible interim loans were due in 60 days from the date of each agreement and accrued interest at 9% per annum.

           Loeb has the option to convert the five convertible interim loan agreements into two term Promissory Notes, one in the principal amount of $237,500 and the other in the principal amount of $12,500. The two promissory notes would supersede the above convertible interim loan agreements and repayment of the advances would be governed by these promissory notes and not by the provisions of any of the convertible interim loan agreements. In consideration for the conversion of the interim loan agreements into the two term Promissory Notes, Loeb will receive 420,728 shares of Common Stock of the Company.

           The principal amount of the $237,500 note is to be repaid in 12 equal quarterly payments commencing two (2) years from the date of said note. Prepayments may be made at any time without penalty. Interest is accrued at a rate of nine percent (9%) per annum and interest payments are to be made quarterly at the end of each calendar quarter, or at such earlier date that the Note becomes due and payable as a result of acceleration, prepayment or as otherwise provided therein. Interest shall begin to run from the date that the monies are or were advanced to the Maker.

     The Promissory Note for $12,500 will accrue interest at the rate of nine percent (9%) per annum payable quarterly and is convertible at the sole option of the holder into a maximum of an additional 15% of the common shares of the Company determined by a sliding scale based on the audited pretax profits of the Company during the second and third years of operations of the Company on a sliding scale based upon the Company achieving between 50% and 80% of the projections provided to Loeb. (Example- If the Company achieves 80% or better of projection, no conversion- if the Company achieves 50% or less of projection, conversion into 15% of the Company; if the Company achieves between 50% and 80% of projection, the note is convertible into the pro-rata portion of 15% of the Company, i.e., 70% achievement equals one-third of the 15% of the Company). Unless previously converted, this $12,500 principal amount, together with any accrued but unpaid interest, shall become a demand note after the third year of operation of the Company.

           There was no cash paid for interest for the six months ended June 30, 1996. As of the date of this report, no cash has been paid to Loeb for interest and the Company is technically in default on the Loeb Notes. Accordingly, such notes payable are classified as current liabilities in the accompanying financial statements.

           Note 4          Computer Equipment Lease

On September 30, 1995, the Company entered into a sale and lease-back arrangement with LTI Ventures Leasing Corp. (LTI) whereby the Company sold the bulk of its computer hardware and commercially purchased software to LTI. In consideration of the sale, the Company received a total of S169,599 and agreed to lease back the hardware and software for initial terms ranging from 24 to 30 months at a monthly rental totaling $7,039.

       As a consideration for entering into the aforementioned agreement with the Company, LTI was granted a 5-year warrant to purchase a maximum of 12,721 shares of Common Stock of the Company for cash at a price of $2.00 per share.


Note 5  Loans Payable

           Pursuant to a private offering, the Company issued 11. 5 units to various unrelated third parties in May and June 1996. Each $50,000 unit consists of a $49,000 three year promissory note bearing interest at 10% per annum and a Class A redeemable common stock purchase warrant valued at $1,000 per unit.

      The principal and interest on the promissory notes are to be repaid the earlier of three years from issuance or thirty days after the closing date of the first underwritten public offering of the Company's securities.

           Each Class A common stock purchase warrant entitles the holder to purchase up to 25,000 shares of the Company's common stock at an exercise price of $5.75 per share. The rights represented by this warrant are exercisable commencing 90 days after the effective date of the public offering registration statement until four years thereafter. The terms and conditions of these warrants are subject to adjustment to conform with the warrants to be registered upon effectiveness of the registration statement filed with the Securities and Exchange Commission. At June 30, 1996, warrants to purchase 287,500 shares of the Company's common stock are outstanding, pursuant to this offering.


Note 6          Convertible Notes Payable

     In April and June 1996, the Company borrowed a total of $30,000 from two unrelated third parties. The maturity date is the earlier of January 1, 1998, or the consummation of a public offering of the Company's common stock.

    These notes bear interest at a rate of 7% per annum, payable on the last day of each calendar quarter of each year, commencing March 31, 1997, to the maturity date.

           If the maturity date of these notes shall occur prior to January 1, 1998, in lieu of the $30,000 payment of the principal amount due, the principal amount due shall be converted into 15,000 fully paid and non-assessable shares of common stock of the Company.


           Note 7          Subsequent Events

      Stock Split - At the annual meeting, stockholders approved an amendment to the Company's Certificate of Incorporation effecting a 2 for 1 reverse stock split of the outstanding shares of Common Stock of the Company as of the record date (June 25, 1996) from 5,669,731 shares to 2,834,866 shares. The accompanying financial statements give retroactive effect to the stock split.

           Common Stock - In August 1996, the Company canceled 333,216 shares of its Common Stock which had been issued to Steven E. Pollan in connection with the acquisition of Corporate Travel Link. The reason for such cancellation related to various claims made by the Company against Mr. Pollan as a result of material misrepresentation made to the Company and failure to provide services to the Company. Pending return of the shares, they will be considered outstanding for all periods presented.

No dealer, salesperson or other person
has been authorized to give any
information or to make any
representations in connection with this
Offering other than those contained in
this Prospectus
and, if given or made, such information
or representations must not be relied on
as having been                                         GENISYS RESERVATIONS
authorized by the Company.  This                           SYSTEMS, INC.
Prospectus does not constitute an offer                R.D. WHITE & CO., INC.
to sell or a solicitation of
an offer to buy any security other than
the securities offered by this
Prospectus, or an offer or solicitation
of an offer to buy any securities by any
person in any jurisdiction in which such
offer or solicitation is not authorized
or is unlawful.  The delivery of this
Prospectus shall not, under any circum
stances, create any implication that the
information herein is correct as of any
time subsequent to the date of this
Prospectus.
____________________________
 TABLE OF CONTENTS             Page

Available Information
Prospectus Summary                                     287,500 Shares Of
Risk Factors                                         Common Stock Issuable
Use of Proceeds                                       upon exercise of
Capitalization                                        outstanding Class A
Dilution                                                  Warrants
Dividend Policy
Management's Discussion
 and Analysis of
 Financial Condition
 and Results of                                        GENISYS RESERVATION
Operations                                                  SYSTEMS, INC.
Business
Management
Certain Transactions
Principal Stockholder
Selling Stockholders
Description of Securities
Underwriting
Concurrent Sales by
 Selling Stockholders
Legal Matters
Experts
Financial Statements

Until _________, 199_ (25 days after the date of this Prospectus), all dealers effecting transactions in the
Debentures, whether or not participating in the distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with regard to their unsold allotments or subscription.

                                            Alternate Cover Page

SUBJECT TO COMPLETION, DATED OCTOBER 28 , 1996 PROSPECTUS 287,500 Shares GENISYS RESERVATION SYSTEMS, INC. This Prospectus relates to the offering of 278,500 shares of common stock (Common Stock), par value $.0001 per share, of Genisys Reservation Systems, Inc. a New Jersey corporation (the Company) issuable upon exercise of Class A Redeemable Warrants issued in a private placement. The securities offered hereby may not be transferred for eighteen (18) months from the date hereof, subject to earlier release at the sole discretion of R.D. White & Co., Inc. which is acting as the underwriter in connection with a public offering of the Company`s securities (the Underwriter). The certificates evidencing such securities include a legend with such restrictions. The Underwriter may release the securities held by the Selling Stockholder at any time. The Securities offered by this Prospectus may be sold from time to time by the Selling Stockholders, or by their transferees. No underwriting arrangements have been entered into by the Selling Stockholders. The distribution of the securities by the Selling Stockholders may be effected in one or more transactions that may take place on the over-the- counter market including ordinary broker`s transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with sales of such securities. Transfers of the securities may also be made pursuant to applicable exemptions under the Securities Act of 1933 (the Securities Act) including but not limited to sales under Rule 144 under the Securities Act. The Selling Stockholders and intermediaries through whom such securities may be sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act. On the date hereof, the Company commenced pursuant to the Registration Statement of which this Prospectus is a part of a public offering of 800,000 shares of Common Stock, 1,300,000 Class A Redeemable Warrants, and 800,000 Class B Redeemable Warrants. See "Concurrent Sales." The Company will not receive any of the proceeds from the sale of the securities by the Selling Stockholders, but will receive proceeds from the options covered by such shares. All costs in incurred in the registration of the securities of the Selling Stockholders are being borne by the Company. See "Selling Stockholders." The Company intends to furnish its security holders with annual reports containing audited financial statements and the audit report of the independent certified public accountants and such interim reports as it deems appropriate or as may be required by law. The Company`s fiscal year ends December 31. AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS", WHICH BEGINS ON PAGE , AND "DILUTION" page . THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS, ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. ____________________________ The date of this Prospectus October 29, 1996

                                                   The Offering


Securities Offered by
Selling Stockholders.............   278,500 Shares Issuable
                                   upon exercise of outstanding
                                   Class A Redeemable Warrants
Securities Outstanding
Prior to the Company`s
Offering:
         Common Stock................    3,634,866         Shares
         Series A Warrants...........    1,587,500         Warrants
         Series B Warrants...........      800,000         Warrants

Securites Outstanding
After the Company`s
Offering:
         Common Stock(1)(3)..........    3,922,366         Shares
         Series A Warrants(2)........    1,300,000         Warrants
         Series B Warrants(2)........      800,000         Warrants

Use of Net Proceeds..................See "Use of Proceeds"
Proposed Symbol(4)
         Common Stock.........................GENS
         Class A Warrants.....................GENSW
         Class B Warrants.....................GENSZ

------------------------------
(1) Does not include: (a) 2,100,000 shares of Common Stock issuable upon exercise of the Class A and Class B Warrants; (b) 120,000 shares of Common Stock issuable upon exercise of the Over-Allotment Option and 315,000 shares of Common Stock issuable upon the exercise of the Redeemable Warrants contained therein;
         (c), or 420,728 shares to be received by Loeb Holding Corp., as agent, upon conversion of the interim loan agreements into two promissory notes. See "Description of Securities," "Certain Transactions," "Principal Stockholders," and "Underwriting."

(2) Does not include the issuance of 315,000 Redeemable Warrants issuable upon exercise of the Over-Allotment Option. See
         "Underwriting" and "Description of Securities."

(3) Does not include shares of Common Stock issuable upon the conversion of two promissory notes at the completion of this Offering in the principal amounts of $20,000 and $10,000 respectively (the "Convertible Notes").

(4) The Shares of Common Stock and the Class A Redeemable Warrants and Class B Redeemable Warrants are expected to be listed for quotation on NASDAQ under the symbols: "GENS", "GENSW" and "GENSZ", respectively. There can be no assurance given that the Company will be able to satisfy on a continuing basis the requirements for quotation of such securities on NASDAQ. See "Risk Factors" and "Market for the Company's Securities and Other Related Stockholder Matters."

    No dealer, salesperson or other person
    has been authorized to give any
    information or to make any
    representations in connection with
    this Offering other than those
    contained in this Prospectus
    and, if given or made, such
    information or representations must
    not be relied on as having been                       GENISYS RESERVATIONS
    authorized by the Company.  This                          SYSTEMS, INC.
    Prospectus does not constitute an                    R.D. WHITE & CO., INC.
    offer to sell or a solicitation of
    an offer to buy any security other
    than the securities offered by this
    Prospectus, or an offer or solicita
    tion of an offer to buy any securities
    by any person in any jurisdiction in
    which such offer or solicitation is
    not authorized or is unlawful.  The
    delivery of this Prospectus shall not,
    under any circumstances, create any
    implication that the information
    herein is correct as of any time
    subsequent to the date of this
    Prospectus.
    ____________________________
     TABLE OF CONTENTS             Page

    Available Information                                   287,500 Shares Of
    Prospectus Summary                                   Common Stock Issuable
    Risk Factors                                           upon exercise of
    Use of Proceeds                                        outstanding Class A
    Capitalization                                             Warrants
    Dilution
    Dividend Policy
    Management's Discussion
     and Analysis of
     Financial Condition                                   GENISYS RESERVATION
     and Results of                                           SYSTEMS, INC.
    Operations
    Business
    Management
    Certain Transactions
    Principal Stockholder
    Selling Stockholders
    Description of Securities
    Underwriting
    Concurrent Sales by
     Selling Stockholders
    Legal Matters
    Experts
    Financial Statements

    Until _________, 199_ (25 days after
    the date of this Prospectus), all
    dealers effecting transactions in the
    Debentures, whether or not
    participating in the distribution, may
    be required to deliver a Prospectus.
    This is in addition to the
    obligation of dealers to deliver a
    Prospectus when acting as underwriters
    and with regard to their unsold
    allotments or subscription.

                                                      PART II

                                      Information Not Required in Prospectus



ITEM 24.     Indemnification of Officers and Directors

           The Company`s Certificate of Incorporation provides in Article Fourth that no Director of this Corporation shall be liable to the Corporation or any of its shareholders for damages for breach of any duty owned to the Corporation or its shareholders except for liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit.

ITEM 25.     Other Expenses of Issuance and Distribution

           The expenses payable by Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, non-accountable expenses of $132,600 ($152,484 if the over-allotment option is exercised) are estimated as follows:

Securities and Exchange Commission Fees................$ 7,614.66
NASDAQ Stock Market listing fee........................$ 10,000.00
Transfer/Warrant Agent's fee and expenses..............$  3,500.00
NASD filing fee........................................$   934.00
Accounting fees and expenses...........................$35,000.00
Blue Sky fees and expenses.............................$30,000.00
Tombstone Advertisement................................$ 10,000.00
Printing Expenses (including Securities)................$ 40,000.00
Legal fees.............................................$ 90,000.00
Miscellaneous..........................................$ 7,943.34


           Total............................................$235,000

ITEM 26.     Recent Sales of Unregistered Securities

           During February 1995, the Company issued 45,765 shares of its Common Stock in repayment of certain liabilities totaling $251,702. Those liabilities included notes payable to Saddle Brook Investors of $149,633, a note payable plus accrued interest to a director of $34,273 and certain accounts payable of $67,796.

           During March 1995, John H. Wasko, then President of the Company, upon exercise of his own option, acquired 70,520 shares of the Common Stock of the Company at an exercise price of $0.02145 per share.

           On August 11, 1995, Robotic Lasers acquired Corporate Travel Link, Inc., by issuing 5,048,730 shares (pre-split) of restricted New
Common Stock of the Company in exchange for 300 shares of the common stock of Corporate Travel Link owned by Joseph Cutrona, Mark A. Kenny and Steven E. Pollan which represented all the authorized, issued and outstanding shares of common stock of Corporate Travel Link.

           On September 30, 1995, 841,455 Common Shares of the Company were purchased by Loeb Holding Corp. as agent ("Loeb"), for Warren D. Bagatelle, HSB Capital and a number of other customers of, and trusts managed by Loeb. Loeb received such shares as well as $750,000 in Promissory Notes in consideration for $750,000 loaned to the Company in cash.

           In August 1994 and February 1995 Joseph Cutrona and Mark Kenny each received 1,332,866 (pre-split) shares of common stock in the Company for $7,840 of contributed services provided to the Company.

           In August 1995 the Company granted Mr. Wasko a 5 year option to purchase 25,000 shares of the Companys' common stock at a price of $0.60 per share.

           On December 1, 1995, the Company and Loeb signed an interim loan agreement whereby Loeb loaned the Company the sum of $50,000 due in 60 days together with interest of 9% to be used as working capital. Additionally on December 4, 1995, January 16, 1996, February 23, 1996 and March 12, 1996, the Company and Loeb signed additional interim loan agreements whereby Loeb loaned the Company the sums of $100,000, $50,000, $25,000 and $25,000 respectively. Each of these additional interim loans were due in 60 days from the date of each agreement and accrued interest at 9% per annum.

           Loeb has the option to convert the five interim loan agreements into two term Promissory Notes, one in the principal amount of $237,500 and the other in the principal amount of $12,500. The two promissory notes would supersede the above interim Loan Agreements and repayment of the advances would be governed by these promissory notes and not by the provisions of any of the interim loan agreements. In consideration for the conversion of the interim loan agreements into the two term Promissory Notes, Loeb will receive 420,728 shares of Common Stock of the Company.

           During the quarter ended March 31, 1996, the Company sold 5,000 shares of the Company's restricted Common Stock to a former officer and the director of the Company for $70,000. During the same period, the Company sold 25,000 shares of the Company's restricted Common Stock to an unrelated party for $50,000.

           In May, 1996 the Company issued Class A Redeemable Warrants to purchase 287,500 shares of its Common Stock in a private placement. Investors purchased such securities for $50,000 per unit, each unit consisting of a $49,000 promissory note and a Class A Redeemable common stock Purchase Warrant valued at $1,000 per unit.

           Neither the Company nor any person acting on its behalf offered or sold the securities described above by means of any form of general solicitation or general advertising. Each purchaser represented in writing that he acquired the securities for his own account. A legend was placed on the certificate stating that the restrictions on their transferability and sale. Each purchaser signed a written agreement that the securities will not be sold without registration under the Act or exemption therefrom. The Registrant believes such issuances are exempt transactions not involving a public offering under Section 4(2) of the Securities Act of 1933, as amended.


ITEM 27.     Exhibits and Financial Statement Schedules

           (a)    Exhibits

                   1.1  Form of Underwriting Agreement
                   1.2* Selected Dealer Agreement
                   3.1  Registrant's Articles of Incorporation
                   3.2  Registrant's By-Laws
                   4.1  Form of Common Stock Certificate
                   4.2 Redeemable Warrant Agreement with Form of Class A
                      and Class B Warrant and Warrant
                        Agreement
                   4.3  Form of Representative's Unit Purchase Option
                   5. * Opinion of McLaughlin & Stern, LLP

                  10.1 Employment Agreement dated October 17, 1996 between Registrant and Joseph Cutrona.

                  10.2 Consulting Agreement dated October 18, 1996
                        between the Registrant and Mark A. Kenny.

                  10.3 Employment Agreeement dated October 17, 1996 between Registrant and John Wasko.

                  10.4 Copy of lease dated November 1, 1995 between Unicom and Corporate Travel Link, Inc.

                  10.5 Copy of Agreement dated June 22, 1995 between American Airlines, Inc., and Corporate Travel Link,
                       Inc., relating to Sabre Extension Program -
                       Associate Distribution and Services Agreement.

                  10.6 Copy of Agreement dated June 30, 1995 between American Airlines, Inc. and Corporate Travel Link, Inc., relating to Associate Sabre Equipment Lease Agreement.

                  10.7 Copy of Agreement dated June 30, 1995 between American Airlines, Inc., and Corporate Travel Link,
                      Inc. - non-standard system amendment to Corporate
                       Sabre Equipment Lease Agreement.

                  10.8Copy of Script  Consulting  Agreement  dated June 21, 1995 between Worldspan, LP and Corporate Travel
                        Link, Inc.

                  10.9 Copy of Script  Services  agreement  dated June 21,  1995 between Worldspan, LP and Corporate Travel
                        Link, Inc.

                  10.10 Copy of Galileo Services Display and Reservation
                       Agreement dated August 28, 1995 between Galileo
                      International Partnership and Corporate Travel
                        Link, Inc.

                  10.11 Copy of Ancillary Services Agreement dated August 28, 1995 between Galileo International Partnership and Corporate Travel Link, Inc.

                  10.12  Copy of Worldspan Car Rental Associate Reservation
                      Agreement between Worldspan, LP and Corporate
                         Travel Link, Inc.

                  10.13 Copy of Interim Loan Agreement between the Registrant and Loeb Holding Corporation and certain executives of the Registrant.

                  10.14   Prosoft Consulting Agreement

                  21     List of Subsidiaries

                  24.1   Consent of Wiss & Company, LLP

                  24.2   Consent of McLaughlin & Stern, LLP

                        (b) Financial Statement Schedules

                      * To be filed by Amendment

                  28.1              Executive Stock Issuance

Schedules other than those listed above have been omitted since they are either not required, are not applicable or the required information is shown in the financial statements or related notes.

ITEM 28.  Undertakings

  The undersigned Registrant hereby undertakes to:

  (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a) (3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution;

       (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement for the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

  (b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

  (c) If the Registrant requests acceleration of the effective date of he Registration Statement under Rule 461 under the Securities Act, the Registrant acknowledges that:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

       (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                    SIGNATURES


                  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB- 2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Union, State of New Jersey, on October 29, 1996.


                  GENISYS RESERVATION SYSTEMS, INC.

                  By:   /s/ Joseph Cutrona
                       Joseph Cutrona
                       President

                  In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/Joseph Cutrona    President and Director        October 29, 1996
Joseph Cutrona

/s/John H. Wasko      Secretary, Treasurer
John H. Wasko          and Director                October 29, 1996

/s/Mark A. Kenny         Director                  October 29, 1996
Mark A. Kenny

/s/Warren D. Bagatelle  Director                  October 29, 1996
Warren D. Bagatelle